                                                                    Exhibit 10.1




                                 LOAN AGREEMENT




                                     Between

                           330 N. WABASH AVENUE, L.L.C
                              having an address at
                          c/o Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                             Chicago, Illinois 60601
                                  ("BORROWER")

                                      -and-

                           WESTDEUTSCHE IMMOBILIENBANK
                              having an address at
                                 Wilhelm Theodor
                               Romheld Strasse 24,
                                   55130 Mainz
                           Federal Republic of Germany
                              ("AGENT" or "LENDER")

                                      -and-


                       Merrill Lynch Mortgage Capital Inc.
                              having an address at
                             World Financial Center,
                                  North Tower,
                                   10th Floor
                                250 Vesey Street
                            New York, New York 10281
                                   ("LENDER")


                   (each Lender together with Agent "LENDERS")


                         Dated: as of December 13, 1999

                                TABLE OF CONTENTS


                                                                                Page
                                    ARTICLE 1
                                  DEFINITIONS

Section 1.1       Definitions ....................................................1

                                    ARTICLE 2
                                    THE LOAN

Section 2.1       Loan ..........................................................18
Section 2.2       Conditions Precedent ..........................................18
Section 2.3       Interest ......................................................22
Section 2.4       The Note ......................................................23
Section 2.5       The Mortgage and Collateral ...................................23
Section 2.6       Default Rate ..................................................24
Section 2.7       Repayment of Loan .............................................24
Section 2.8       Prepayments ...................................................25
Section 2.9       Funding Loss ..................................................26
Section 2.10      Taxes .........................................................27
Section 2.11      Payments ......................................................28
Section 2.12      Distribution to Lenders .......................................28
Section 2.13      Increased Costs; Overriding Events ............................29
Section 2.14      Commitment Fee ................................................31
Section 2.15      Arrangement Fee ...............................................31
Section 2.17      Lending Office ................................................31

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.1       Good Standing of Borrower and its Managing Members ............31
Section 3.2       Authority of Borrower .........................................32
Section 3.3       Authorizations ................................................32
Section 3.4       Binding Agreement .............................................32
Section 3.5       Litigation ....................................................32
Section 3.6       No Conflicts ..................................................33
Section 3.7       Financial Conditions ..........................................33
Section 3.8       Employee Benefit Plans ........................................33
Section 3.9       Governmental Plan .............................................33

Section 3.10      Investment Company ............................................33
Section 3.11      Hazardous Materials ...........................................34
Section 3.12      Solvency ......................................................34
Section 3.13      Borrower's Address ............................................34
Section 3.14      Foreign Person ................................................34
Section 3.15      Bankruptcy ....................................................35
Section 3.16      Compliance with Laws ..........................................35
Section 3.17      Utility Service ...............................................35
Section 3.18      Access ........................................................35
Section 3.19      Insurance .....................................................35
Section 3.20      Rent Roll .....................................................36
Section 3.21      No Reliance on Agent or Lenders ...............................36

                                    ARTICLE 4
                       AFFIRMATIVE AND NEGATIVE COVENANTS

Section 4.1       Affirmative Covenants .........................................36
Section 4.2       Negative Covenants ............................................43

                                    ARTICLE 5
                                    DEFAULT

Section 5.1       Events of Default .............................................47
Section 5.2       Remedies ......................................................49
Section 5.3       Remedies Cumulative and Concurrent ............................49
Section 5.4       Waiver, Delay or Omission .....................................49
Section 5.5       Indemnity .....................................................49

                                    ARTICLE 6
                          LIMITED RECOURSE OBLIGATIONS

Section 6.1       Limited Recourse ..............................................52

                                    ARTICLE 7
                                   THE AGENT

Section 7.1       Performance by Agent ..........................................55
Section 7.2       Actions .......................................................56
Section 7.3       Nonliability of Agent and Lenders .............................56
Section 7.4       Authorization and Action ......................................57
Section 7.5       Withholding Exemption Certificates ............................59

Section 7.6       Agent's Reliance, Etc .........................................59
Section 7.8       Ratable Sharing ...............................................61

                                    ARTICLE 8
                                 MISCELLANEOUS

Section 8.1       Fees and Expenses .............................................62
Section 8.2       Cumulative Rights and No Waiver ...............................62
Section 8.3       Notices .......................................................62
Section 8.4       Severability ..................................................62
Section 8.5       Binding Effect ................................................63
Section 8.6       Execution in Counterparts .....................................63
Section 8.7       Time of the Essence ...........................................63
Section 8.8       Immunity ......................................................63
Section 8.9       Governmental Regulation of Lender .............................63
Section 8.10      Modification, Waiver, Consent .................................63
Section 8.11      Entire Agreement ..............................................64
Section 8.12      Assignment ....................................................64
Section 8.13      Applicable Law ................................................65
Section 8.14      Usury .........................................................65
Section 8.15      Consent to Jurisdiction .......................................65
Section 8.16      Monies ........................................................66
Section 8.17      Jury Trial ....................................................66

EXHIBIT A         Description of Land
EXHIBIT B         Leases
EXHIBIT C         Principal Repayment Schedule

                                 LOAN AGREEMENT


                  This Loan Agreement (this "AGREEMENT") is made and entered into as of this 13th day of December 1999, by and between 330 N. WABASH AVENUE, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware ("BORROWER"), and WESTDEUTSCHE IMMOBILIENBANK, a banking institution organized under the laws of the Federal Republic of Germany, having an address at Wilhelm Theodor Romheld Strasse 24, 55130 Mainz, Federal Republic of Germany, individually and as agent (including any of its successors and assigns, "AGENT") for Merrill Lynch Mortgage Capital Inc., a Delaware corporation, and such other co-lenders as may exist from time to time (collectively with Agent, "LENDERS" and each individually, "LENDER").

                              W I T N E S S E T H:

                  WHEREAS, Borrower owns fee title to the Premises and the Improvements (as defined below) located on the Leasehold Premises (as defined below) and a leasehold interest in the Leasehold (as defined below);

                  WHEREAS, Borrower and Lenders have agreed, among other things, for the Lenders to make a loan to Borrower in the aggregate original principal amount of One Hundred Sixty Million Dollars ($160,000,000) (the "LOAN") evidenced by the certain Promissory Note from Borrower to Lenders dated as of the date hereof, in the amount of One Hundred Sixty Million Dollars ($160,000,000) (the "NOTE") subject to the terms and conditions hereinafter set forth; and

                  WHEREAS, Agent has agreed to fund $60,000,000 of the Loan and Merrill Lynch Mortgage Capital Inc. has agreed to fund $100,000,000 of the Loan.

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and each Lender agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

                  Section 1.1       DEFINITIONS.

                  The following terms used in this Agreement shall have the respective meanings ascribed to them below:

                  "77WWLP" means 77 West Wacker Limited Partnership, a limited partnership organized under the laws of the State of Illinois.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.


                  "AGENTS REGISTER" has the meaning set forth in SECTION 8.12(b)(y).

                  "ANNUAL INSTALLMENT PAYMENT" has the meaning set forth in
SECTION 2.7 hereof.

                  "APPLICABLE MARGIN" shall be 1.7%.

                  "APPRAISAL" means an M.A.I. appraisal, reasonably satisfactory in form and scope to Agent, prepared by an appraiser selected by Borrower and reasonably satisfactory to Agent.

                  "ASBESTOS" means any hydrated mineral silicate separable into commercially usable fibers, including, but not limited to, chrysolite (serpentine), amosite (cummingtonite-grunerite), crocidolite (riebecktite), tremolite, anthophylite and actinolite.

                  "ASBESTOS-CONTAINING MATERIAL" means any material which contains 1% or more Asbestos by weight.

                  "ASSIGNMENT OF CONTRACTS AND AUTHORIZATIONS" means that certain Assignment of Contracts and Authorizations between Borrower and Lenders executed on the Closing Date.

                  "ASSIGNMENT OF LEASES AND RENTS" means that certain Assignment of Leases and Rents between Borrower and Lenders executed on the Closing Date.

                  "BORROWER'S ADDRESS" means:

                        c/o Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                        Chicago, Illinois  60601
                        Attention: Jeffrey A. Patterson and Louis G. Conforti

                  with a copy to

                        c/o Prime Group Realty Trust
                        77 West Wacker Drive, Suite 3900
                        Chicago, Illinois  60601
                        Attention:  General Counsel

                  "BUSINESS DAY" means any day other than a Saturday or Sunday on which commercial banks are open for domestic and international business (including dealings in dollar deposits) in New York City, USA, Chicago, Illinois, USA, and Mainz, Federal Republic of Germany.

                  "CASH COLLATERAL ACCOUNT" means the interest-bearing, U.S. Dollar depository account maintained by Borrower with LaSalle National Bank (or a comparable account at another bank that is reasonably acceptable to Agent), for the purpose of holding certain cash deposits made by Borrower pursuant to
SECTION 4.1(G) hereof, which cash deposits shall be pledged to Agent as collateral for the Loan pursuant to the Cash Collateral Agreement.

                  "CASH COLLATERAL AGREEMENT" means that certain Cash Collateral Agreement between Agent and Borrower executed on the Closing Date.

                  "CASH EXPENDITURES" means the aggregate costs paid by Borrower in the ordinary course of maintaining and operating the Premises, the Leasehold Premises and the Improvements located thereon (determined in accordance with the cash method of accounting), including, without limitation, (a) installments of principal and interest payable by Borrower to Agent or Lenders pursuant to the terms of the Loan Documents, (b) Operating Expenses, (c) Income Taxes, (d) repayments of Qualified Loans, (e) all costs and expenses incurred by Borrower for capital improvements to the Premises, other than Tenant Improvement/Leasing Commission Costs made in accordance with the Loan Documents, (f) Tenant Improvement/Leasing Commission Costs, (g) deposits in the Cash Collateral Account and (h) amounts with respect to any of the items set forth in clauses
(b) - (f) above which, in Borrower's reasonable judgment, are of a magnitude that merits the establishment of reserves for the payment thereof over a period of no less than two months.

                  "CASH RECEIPTS" means all income of any kind received by, or on behalf of, Borrower from the Premises, the Leasehold Premises and the Improvements located thereon (determined in accordance with the cash method of accounting), including all fixed rent, percentage rent, escalation payments, storage income, tenant work order income, cost recoveries and similar operating income items whether or not derived from the Leases.

                  "CASH MANAGEMENT SYSTEM" means a system established by Manager for the effective management and investment of cash of its Affiliates and pursuant to which:

                  (i) Borrower's lease receivables are paid by the lessees to a lockbox account in the name of Borrower and maintained by a recognized financial institution ("Depository");

                  (ii) Borrower's lockbox receipts are deposited daily into a deposit and disbursement account ("Operating Account") maintained in the name of Borrower with Depository and transferred daily to a concentration account maintained by Manager for its Affiliates with Depository ("Concentration Account");

                  (iii) Each transfer of Borrower's funds to the Concentration Account is reflected as an advance to Manager on Borrower's books (collectively, the "Intercompany Advance");

                  (iv) Borrower pays its obligations by issuing checks or other payment instructions against its Operating Account;

                  (v) Borrower's checks or other payment instructions are paid by transfer of funds from the Concentration Account to its Operating Account, and the Intercompany Advance contemporaneously is reduced by the amount of such transfers; and

                  (vi) Borrower and Manager at no time will permit Borrower's Intercompany Advance to be less than zero
                           (0).

                  "CLOSING" means the time of the execution and delivery hereof by Borrower and Lenders and the funding of the Loan.

                  "CLOSING DATE" means the date hereof.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "COLLATERAL" means (a) subject to SECTION 2.5(b) hereof, the Mortgaged Property (as defined in the Mortgage) and (b) any collateral delivered to Agent in accordance with SECTION 4.1(g) hereof.

                  "CONTROL" (including the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the outstanding equity securities or other ownership interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of the outstanding equity securities or other ownership interests, by contract or otherwise.

                  "DEBT SERVICE" shall mean, with respect to any period, any and all interest and scheduled payments of principal required to be made under the Loan Documents during such period; PROVIDED, HOWEVER, that for the purpose of calculating the Debt Service Coverage Ratio payments of principal required shall be deemed to be on the basis of a thirty (30) year amortization schedule in lieu of the actual amortization schedule required under the Loan Documents.

                  "DEBT SERVICE COVERAGE RATIO" or "DSCR" shall mean with respect to any twelve (12) month period ending on December 31 (or with respect to the calendar year in which the Loan is made, such shorter period ending on December 31, 1999), the ratio of Net Operating Income (excluding tenant improvement costs and leasing commissions) for such twelve (12) month period to Debt Service for such twelve (12) month period as evidenced in the financial statements to be provided to Agent by Borrower pursuant to SECTIONS 4.1(a)(i) through 4.1(a)(iv). If applicable, at any time that Agent is in possession of collateral that has been delivered to it by or on behalf of Borrower in accordance with SECTION 4.1(g) hereof, the "Debt Service Coverage Ratio" shall be calculated as if the amount of Net Operating Income for the period in question included the value of the collateral so delivered to Agent.

                  "DEFAULT RATE" has the meaning set forth in SECTION 2.6 hereof.

                  "DEFAULTING LENDER" has the meaning set forth in SECTION 7.7(b) hereof.

                  "DEFERRED MAINTENANCE REPORT" means the portions of that certain Property Condition Assessment Report dated as of July 15, 1998 prepared by De Stefano & Partners, and that certain property condition letter update dated as of November 24, 1999 (copies of which are attached hereto as Exhibit E) addressing deferred maintenance of the Leasehold Premises and Improvements located on the Leasehold Premises.

                  "DETERMINATION DATE" has the meaning set forth in the definition of LIBOR.

                  "EARLY PAYMENT PREMIUM" has the meaning set forth in SECTION 2.8(b) hereof.

                  "ENVIRONMENTAL INDEMNITY AGREEMENT" means that certain Environmental Indemnity Agreement between Borrower and Lenders executed on the Closing Date.

                  "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or mandatory agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials applicable to the Premises.

                  "ENVIRONMENTAL SITE ASSESSMENT" means that certain Phase I Environmental Site Assessment for 330 North Wabash Avenue, Chicago, Illinois, prepared by Carlson Environmental, Inc., dated August 18, 1998, and that certain letter update prepared by Carlson Environmental, Inc., dated November 19, 1999.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ESTOPPEL CERTIFICATE" means an estoppel certificate in form and substance acceptable to Agent which is dated not more than (a) forty-five
(45) days prior to the Closing Date with respect to the Major Tenants, and (b) sixty (60) days prior to the Closing Date with respect to the balance of the Estoppel Certificates.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EVENT(S) OF DEFAULT" has the meaning set forth in SECTION 5.1 hereof.

                  "EXTENSION PERIOD" means the First Extension Period and/or the Second Extension Period, as applicable.

                  "FIRST EXTENSION PERIOD" means the period from and after the day after the Maturity Date until and including the First Extension Period Termination Date.

                  "FIRST EXTENSION PERIOD OPTION" has the meaning set forth in
SECTION 2.7(b).

                  "FIRST EXTENSION PERIOD TERMINATION DATE" means December 13, 2003.

                  "FISCAL YEAR" means a fiscal year of Borrower ending on December 31 in any calendar year or such other fiscal year as Borrower may select from time to time in accordance with the terms of this Agreement.

                  "FIXTURES" means all property and equipment now owned or hereafter acquired by Borrower and now or hereafter located under, on or above the Premises or the Leasehold Premises and owned by Borrower, whether or not permanently affixed, which to the fullest extent permitted by applicable law in effect from time to time shall be deemed fixtures and a part of the Premises or the Leasehold Premises.

                  "FLOATING RATE" means, for any LIBOR Interest Period, at Borrower's election, indicated by telephonic notice, followed by written confirmation, given by Borrower to Agent no later than 11:00 a.m. New York City time, at least three (3) LIBO Business Days prior to the commencement date of the first or next succeeding LIBOR Interest Period, LIBOR plus the Applicable Margin.

                  "FOREIGN PERSON" has the meaning set forth in SECTION 3.14 hereof.

                  "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean accounting principles as generally accepted in the United States and as set forth in statements of the Financial Accounting Standards Board and/or in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or such other accounting principles as may be mutually agreed by Lender and Borrower.

                  "GOVERNMENTAL AUTHORITY(IES)" means any (federal, state, county, municipal or other government) governmental department, commission, board, bureau, court, agency or any instrumentality of any of them having jurisdiction over Borrower the Premises and/or the Leasehold.

                  "GOVERNMENTAL REQUIREMENT" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other mandatory direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to the Premises, the Leasehold Premises or Borrower.

                  "GROUND LEASE" has the meaning set forth in the definition of LEASEHOLD.

                  "GUARANTY" means that certain Guaranty, made by Prime in favor of Agent, executed on the Closing Date.

                  "HAZARDOUS MATERIAL" means any flammable explosives, radioactive materials, Asbestos, and any chemical, petroleum products, or other man-made materials with hazardous or carcinogenic toxic characteristics, including, without limitation, any substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "toxic substances", "contaminants", or other similar terms, by any federal, state or local environmental statute, regulation or ordinance presently or hereafter in effect, as such statute, regulation or ordinance may be amended from time to time.

                  "IMPOSITIONS" means all (a) real estate and personal property taxes and other taxes and assessments, public or private; utility rates and charges including those for water and sewer; all other governmental and non-governmental charges and any interest or costs or penalties with respect to any of the foregoing; and charges for any public improvement, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of the Loan Documents may be assessed against Borrower and levied or imposed upon the Premises and the Leasehold Premises or the rents or income received therefrom, or any use or occupancy thereof which become due and payable during the term of the Loan, (b) other taxes, assessments, fees and governmental and non-governmental charges levied imposed or assessed upon or against Borrower which become due and payable during the term of the Loan and
(c) taxes levied or assessed upon the Mortgage and the Note which become due and payable during the term of the Loan (other than (i) income, gross receipts, franchise, gift, inheritance and similar taxes imposed upon Lenders or any tax imposed in lieu of or as a direct substitute for any such income, gross receipts and similar taxes, (ii) any taxes levied or assessed in connection with a Lender's transfer of all or any part of its interest in the Loan, except any transfer taxes imposed on the initial transfer of interests in the Loan by Agent within twelve (12) months of the Closing Date by any federal, state or local government in the United States of America and (iii) taxes imposed by the Federal Republic of Germany).

                  "IMPROVEMENTS" has the meaning specified in the Mortgage.

                  "INCOME TAXES" means all federal, state and local income taxes payable (including installment and estimated payments in respect thereof), directly or pursuant to a tax allocation agreement or successor agreement, by Borrower or its direct and indirect partners with respect to the taxable income derived or received from the Premises and the Leasehold Premises.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 5.5.

                  "INSTITUTION" means (a) a commercial bank organized under the laws of the United States, or any State thereof, or a commercial bank organized under the laws of another country, in any case having a net worth in excess of $500,000,000, any holding company thereof and any affiliate having a net worth in excess of $500,000,000 of any such holding company, (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth in excess of $250,000,000, any holding company thereof and any affiliate having a net worth in excess of $250,000,000 of any such holding company, and (c) any insurance company, pension fund or investment fund having a net worth in excess of $500,000,000. Nothing in clauses
(a) through (c) of the immediately preceding sentence to the contrary, each Lender shall be deemed an "Institution".

                  "LAND" means the real property more particularly described in EXHIBIT B attached hereto and by this reference made a part hereof.

                  "LAWS" means all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, determinations, awards and court orders of any federal, state, municipal or local government, Governmental Authority, regulatory agency or authority applicable to Borrower, the Leasehold Premises and/or the Premises.

                  "LEASEHOLD" means Borrower's leasehold interest in that certain premises (the "LEASEHOLD PREMISES") located at 401 North Wabash Avenue, Chicago, Illinois, pursuant to that certain Lease (the "GROUND LEASE"), dated December 20, 1968, by and between Marion Ortseifen Kane and Philip J. Reddy, as trustees et al., as landlord, and International Business Machines Corporation, as tenant, as amended, tenant's leasehold interest having been assigned to Borrower on or before the date hereof. The parties hereto acknowledge and agree that after such assignment Borrower does not and will not own a fee interest in the Leasehold Premises (but will own a fee interest in the Improvements located on the Leasehold Premises) and is not and will not be subject to or obligated in any way with respect to such fee interest, except as otherwise set forth in the Ground Lease.

                  "LEASES" means any and all leases, subleases, licenses, concessions or grants of other possessory interest now or hereafter in force, oral or written, entered into by or assigned to Borrower and covering or affecting the Premises or the Leasehold Premises, or any part thereof, including, without limitation, the leases set forth on EXHIBIT B hereto (true and complete copies of which, to the best of Borrower's knowledge, have been delivered to the Agent prior to the date hereof).

                  "LENDER DEFAULT OBLIGATION" has the meaning set forth in
SECTION 7.7(b) hereof.

                  "LENDING OFFICE" shall mean:

                  For Agent, in its capacity as Lender:

                     Wilhelm Theodor Romheld Strasse 24
                     55130 Mainz
                     Federal Republic of Germany
                     Attention:  Mr. Claus-Jurgen Cohausz or Mr. Armin Gemmerich

                  For Merrill Lynch Capital Inc.:

                     World Financial Center
                     North Tower, 10th Floor
                     250 Vesey Street
                     New York, New York 10281
                     Attention:  Mr. Steven Glassman

or such other office as each of the above mentioned Lenders, on any other Lender, shall designate from time to time by written notice to Borrower and Agent given at least three (3) Business Days prior to the effective date of such notice.

                  "LIBO BUSINESS DAY" means a day other than (a) Saturday, (b) Sunday, or (c) a day on which commercial banks in New York City, United States of America, Chicago, Illinois, U.S., London, England or Mainz, Germany are required by law to close.

                  "LIBO RESERVE PERCENTAGE" means the percentage representing the reserve requirement applicable to Eurocurrency Liabilities pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto). In determining the LIBO Reserve Percentage, Agent shall take into account any transitional adjustment or phase-in provisions of the reserve requirements otherwise applicable to Eurocurrency Liabilities during the applicable LIBOR Interest Period, and, in the event of any change or variation in the reserve requirements during the applicable LIBOR Interest Period, Agent may use any reasonable averaging or attribution methods which it deems appropriate. The determination by Agent of any applicable LIBO Reserve Percentage shall be conclusive, absent manifest error. Failure by Agent to take into account the LIBO Reserve Percentage when calculating interest due with respect to the outstanding indebtedness of the Loan shall not constitute, whether by course of dealing or otherwise, a waiver by Agent of its right to collect such amounts for any future period.

                  "LIBOR" means, as to the outstanding indebtedness owed hereunder with respect to the applicable LIBOR Interest Period, (a) the rate per annum equal to the offered rate for deposits in United States dollars for the applicable LIBOR Interest Period and for the amount comparable to the then outstanding indebtedness of the Loan, which appears on Dow Jones Markets Service (formerly known as Telerate) display page 3750 as of 11:00 a.m. (London time) two (2) LIBO Business Days prior to the first day of such LIBOR Interest Period (the "DETERMINATION DATE") divided by (b) one minus the LIBO Reserve Percentage. "Dow Jones Markets Service display page 3750" means the display designated as "page 3750" on the Dow Jones Markets Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). If such rate does not appear on Dow Jones Markets Service page 3750 as of approximately 11:00 a.m. (London time) on the Determination Date, the LIBOR for the LIBOR Interest Period will be reasonably determined by Agent in good faith on a customary commercial basis on the basis of the offered rates for deposits in U.S. Dollars for an amount comparable to the then outstanding indebtedness of the Loan for the same period of time as such

LIBOR Interest Period that are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Determination Date. Agent will request that the principal London office of each of the four
(4) major banks provide a quotation of its U.S. Dollar deposit offered rate. If at least two (2) such quotations are provided, the LIBOR will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the LIBOR will be reasonably determined by Agent in good faith on a customary commercial basis on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for amounts comparable to the then outstanding indebtedness of the Loan for the same period of time as such LIBOR Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) on the Determination Date. If at least two (2) such rates are so provided, the LIBOR will be the arithmetic mean of the quotations. If fewer than two (2) rates are provided, the LIBOR which was used to determine the last LIBOR in effect shall be deemed to be the LIBOR.

                  "LIBOR INTEREST PERIOD" means, for any outstanding indebtedness of the Loan, the time during which the applicable Floating Rate is in effect with respect to such amount and shall mean the period commencing, (a) in the case of the first LIBOR Interest Period on the Closing Date, and (b) with respect to any subsequent LIBOR Interest Periods, on the last day of the immediately preceding LIBOR Interest Period, and ending, in each case, at the option of Borrower, as provided below, thirty (30), sixty (60), ninety (90) or one hundred and eighty (180) days thereafter; PROVIDED, HOWEVER, that whenever the last day of any LIBOR Interest Period would otherwise occur on a day other than a LIBO Business Day, the last day of such LIBOR Interest Period shall be extended to occur on the next succeeding LIBO Business Day, PROVIDED FURTHER that if such extension would cause the last day of such LIBOR Interest Period to occur in the next following calendar month, the last day of such LIBOR Interest Period shall occur on the immediately preceding LIBO Business Day.

                  "LIEN" means, for purposes of this Agreement and with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any kind in respect of such asset, including without limitation any right or arrangement with any creditor to have its claim satisfied out of such asset, or the proceeds therefrom, prior to the general creditors of the owner thereof.

                  "LOAN DOCUMENTS" means all instruments and agreements executed and delivered, or to be executed and delivered by Borrower, to Agent and/or Lenders in connection with the Loan, each in form and substance acceptable to Agent in its reasonable discretion. By way of example, but not limitation, such documents shall include (a) the Note, (b) the Mortgage, (c) this Agreement, (d) the Environmental Indemnity Agreement, (e) the Cash Collateral Agreement and (f) all such other instruments as Agent in its reasonable discretion shall require.

                  "MAJOR TENANTS" mean Jenner & Block, Arthur Andersen LLP, International Business Machines Corporation, Foley & Lardner and ST Holdings, Inc.

                  "MAJORITY LENDERS" means, at any time, Lenders owed more than sixty-six and two-thirds percent (66 %) of the then aggregate unpaid principal amount of the Loan.

                  "MANAGEMENT AGREEMENT" means the Management Agreement, dated as of the Closing Date, between Borrower and Manager.

                  "MANAGER" means Prime Group Realty, L.P., or another Affiliate of Borrower or any other Person retained by Borrower as its property manager and approved by Agent with respect to the Premises and the Leasehold Premises in accordance with the terms of the Loan Documents.

                  "MATURITY DATE" means December 13, 2002.

                  "MORTGAGE" means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof by Borrower in favor of Lenders.

                  "MORTGAGE INSURANCE POLICY" means a final, marked commitment of title insurance containing such coverages as Agent reasonably deems necessary, with all general survey exceptions deleted, on forms of, and issued by, Title Company and/or such other title insurance companies as may be reasonably acceptable to Agent insuring the priority of the Lien on the Land and the improvements created by the Mortgage.

                  "NET CASH FLOW" means, for any period, the excess of Cash Receipts over Cash Expenditures.

                  "NET OPERATING INCOME" shall include the Operating Income accrued by Borrower for the applicable period less all Operating Expenses in connection with the operation of the Premises, the Leasehold Premises and all Improvements, all the foregoing being in accordance with Generally Accepted Accounting Principles.

                  "OPERATING ACCOUNT AGREEMENT" means that certain Operating Account Agreement between Agent and Borrower executed on the Closing Date.

                  "OPERATING EXPENSES" means, with respect to any period, all operating expenses of the Premises, the Leasehold Premises and all Improvements, including costs incurred for utilities, repairs, maintenance, security, cleaning, salaries and payroll, administrative, marketing, legal and other professional services, management fees payable to Manager, real estate taxes and insurance premiums and such other expenses as are determined in accordance with Generally Accepted Accounting Principles consistently applied, except depreciation associated with the Premises.

                  "OPERATING INCOME" means, with respect to any period, all of the Rents (as hereinafter defined), revenues and income under the Leases (but specifically excluding security deposits unless and to the extent same are used to cure defaults) and/or arising from the use or enjoyment of all or any portion of the Premises, the Leasehold Premises and all Improvements, and all other amounts received which, in accordance with Generally Accepted Accounting

Principles, are required to be included in Borrower's financial statement as operating income of the Premises, the Leasehold Premises and all Improvements.

                  "OPINION OF BORROWER'S COUNSEL" means an opinion of counsel of Borrower, Winston & Strawn, in form and substance reasonably satisfactory to Agent and Agent's counsel.

                  "ORGANIZATIONAL DOCUMENTS" means (a) with respect to any Person that is a corporation, the certificate of incorporation or charter and by-laws of such Person, (b) with respect to any Person that is a partnership, the partnership agreement and, if a limited partnership, certificate of limited partnership of such Person, and (c) with respect to any Person that is a limited liability company, the articles of organization and the operating agreement of such Person.

                  "OTHER TAXES" mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from payment made hereunder or under the Note or from the execution, delivery or recording of, or otherwise with respect to, this Agreement, the Note or the Mortgage imposed by the United States or any state thereof (including any political subdivision or taxing authority thereof), OTHER THAN (a) income, gross receipts, franchise, inheritance, gift and similar taxes imposed upon Lenders or any tax imposed in lieu of and as a direct substitute for any such income, gross receipts, and similar taxes and (b) any taxes levied or assessed in connection with a Lender's transfer of all or any part of its interest in the Loan, except any transfer taxes imposed on the initial transfer of interests in the Loan by Agent within twelve (12) months of the Closing Date by any federal, state or local government in the United States of America.

                  "PERCENTAGES" shall mean (i) with respect to Agent 37.5%, and
(ii) with respect to Merrill Lynch Mortgage Capital Inc. 62.5%.

                  "PERMITTED ENCUMBRANCES" means all those certain encumbrances set forth on Schedule B-2 to that certain title policy of Title Company dated as of the date hereof, No. 007750482, in respect of 330 North Wabash Avenue, Chicago, Illinois, to which the interest of Borrower in the Premises is permitted to be subject.

                  "PERMITTED INVESTMENTS" means any investment selected by Borrower and approved by Agent, including one or more of the following:

                           (i) obligations of, or obligations guaranteed as to
                  principal and interest by, the United States government or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                           (ii)     Federal Housing Administration debentures;

                           (iii) Federal Home Loan Mortgage Corp. Debt
                  obligations, Farm Credit System Consolidated system-wide bonds and notes, Federal Home Loan Banks Consolidated Debt obligations, Federal National Mortgage Association Debt obligation, Student Loan Marketing Association Debt obligations, Finance Corp. debt obligations and Resolution Funding Corp. (REFCORP) Debt obligations;

                           (iv) federal funds, unsecured certificates of
                  deposit, time or demand deposits, banker's acceptances, and repurchase agreements having maturities of not more than 365 days, of any bank, the short-term debt obligations of which are rated A-1+ by S&P and P-1 by Moody's;

                           (v) deposits that are fully insured by the Federal
                  Deposit Insurance Corp (FDIC);

                           (vi) debt obligations maturing in 365 days or less
                  that are rated AAA or higher by S&P and Aaa or higher by Moody's;

                           (vii) commercial paper rated A-1 by S&P and P-1 by
                   Moody's and maturing in 365 days or less;

                           (viii) investment in money market funds rated AAAm or
                  AAAm-G by S&P and Aaa by Moody's; or

                           (ix) principal-only strips and interest-only strips
                  of noncallable obligations issued by the U.S. Treasury, and REFCORP securities stripped by Federal Reserve Bank of New York.

                  "PERMITTED TRANSFEREE" means a Pension Fund or Insurance Company.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PERMITTED EXCEPTIONS" means (a) Liens in favor of Lender, (b) Permitted Prior Exceptions, (c) Leases to which Lender has provided its consent (or is otherwise deemed to have given) pursuant to SECTION 4.1(O) hereof and (d) other matters expressly approved by Lender in writing which are subject and subordinate to the Lien.

                  "PERMITTED PRIOR EXCEPTIONS" means (a) general ad valorem real property taxes which are not delinquent, (b) Special Taxes which are not delinquent, and (c) such other matters as Lender shall expressly approve in writing as "PERMITTED PRIOR EXCEPTIONS" for purposes of this Agreement.

                  "PERSONAL PROPERTY" means tangible personal property and Fixtures, including building materials and supplies, furnishings, equipment and other Goods (as defined in the Mortgage) owned by Borrower, but excluding construction equipment of a type intended for use in connection with other projects.

                  "PREMISES" means the Land together with all of the improvements constructed thereon, Fixtures and equipment and Personal Property located thereon and used in connection with the ownership or operation thereof.

                  "PREPAYMENT PREMIUM" has the meaning set forth in SECTION 2.9(a).

                  "PRIME" means Prime Group Realty, L.P., a limited partnership organized under the laws of the State of Delaware.

                  "PRIME RATE" means the per annum rate of interest publicly announced from time to time by Westdeutsche ImmobilienBank at Mainz, Germany as its "Prime Rate".

                  "PURCHASE AGREEMENT" means that certain Agreement of Purchase and Sale between BRE\Wabash, LLC and Prime Group Realty Limited Partnership effective September 30, 1999, as assigned.

                  "QUALIFIED INSURER" has the meaning set forth in SECTION 5.5(m)(ii).

                  "QUALIFIED LOAN" has the meaning set forth in SECTION 4.2(j) hereof.

                  "REINVESTMENT RATE" shall mean the yield on actively traded "On The Run" United States Treasury securities having interest payable semi-annually or the LIBOR corresponding to the appropriate LIBOR Interest Period, if applicable, and having a maturity date corresponding to the period from the day preceding the date of the applicable prepayment through the applicable LIBOR Interest Period as reported by Bloomberg Financial Markets Commodities News screen USD, PROVIDED, HOWEVER, that if the Maturity Date is not the same as the maturity date of an actively traded "On The Run" United States Treasury security, such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of actively traded "On The Run" Treasury securities having a maturity closest to the Maturity Date as reported by Bloomberg Financial Markets Commodities News screen USD or the equivalent screen provided by Bloomberg Financial Markets Commodities News (or any nationally recognized publicly available on-line source for similar market data in the United States reasonably selected by Agent).

                  "REMEDIATION AMOUNT" has the meaning set forth in Section 6.1(m) hereof.

                  "REMEDIATION WORK" has the meaning set forth in Section 6.1(m) hereof.

                  "RENTS" means all of the rents, royalties, issues, revenues, income, profits and other benefits now or hereafter arising from the Premises and the Leasehold Premises and the occupancy, use and enjoyment thereof.

                  "RENT ROLL" has the meaning set forth in SECTION 3.20 hereof.

                  "RESTRAINT" means any change (including introduction) after the date of this Agreement in any applicable law, rule, regulation, guidelines or directive including, without limitation, those of the United States and the Federal Republic of Germany, or the interpretation thereof (having the force of law), by any governmental authority, central bank or comparable agency, and compliance by Lenders with any request or directive (having the force of law) to be issued after the date of this Agreement of any such authority, bank or agency.

                  "RIGHT OF OTHERS" means, as to any property in which a Person has an interest, any legal or equitable claim or other interest (other than a Lien but including a leasehold interest, a right of first refusal in connection with sale of the Premises or a right of repossession or removal) in or with respect to such property held by any other Person, and any option or right held by any other Person to acquire any such claim or other interest or any Lien in or with respect to such property.

                  "SECOND EXTENSION PERIOD" means the period from and after the day following the First Extension Period Termination Date until and including the Second Extension Period Termination Date.

                  "SECOND EXTENSION PERIOD OPTION" has the meaning set forth in
SECTION 2.7(C).

                  "SECOND EXTENSION PERIOD TERMINATION DATE" means December 13, 2004.

                  "SNDAs" has the meaning set forth in SECTION 4.1(P).

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. For purposes of this Agreement, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

                  "SPECIAL TAX" means, as to any property, (a) any special assessment or other Tax which is or may become a Lien affecting such property, other than general ad valorem real property taxes, and (b) any assessment, improvement, community facilities or other special taxing district in or into which such property is or may be located or incorporated or under which any special assessment or other Tax which is or may become a Lien affecting such property is or may be imposed.

                  "SYNDICATION AGREEMENT" means that certain Syndication Agreement entered into December 9, 1999, by and between Agent and Merrill Lynch Mortgage Capital Inc.

                  "TAXES" means any and all present or future taxes, levies, impositions, deductions, charges or withholdings imposed by the United States or any state thereof (including any political subdivision or taxing authority thereof), and all liabilities with respect thereto; PROVIDED, HOWEVER, that "Taxes" shall not include (a) income, gross receipts and similar taxes imposed upon Lenders or any tax imposed in lieu of and as a direct substitute for any such income, gross receipts and similar taxes and (b) any taxes levied or assessed in connection with a Lender's transfer of all or any part of its interest in the Loan.

                  "TENANT" means, as to any Lease, the tenant, lessee, sublessee or licensee under such Lease.

                  "TENANT IMPROVEMENT/LEASING COMMISSION COSTS" means, collectively, all costs and expenses incurred by Borrower for tenant improvement work, tenant work allowances or other capital improvements, allowances, concessions and payments of Borrower required pursuant to any Lease, and any leasing commissions and other costs, expenses and allowances incurred by Borrower in connection with the leasing or subleasing of all or a portion of the Premises or the Leasehold Premises pursuant to a Lease.

                  "TERM" means the period from and after the Closing Date until, and including, the Maturity Date or, if applicable, the First Extension Period Termination Date or the Second Extension Period Termination Date.

                  "TITLE COMPANY" means Chicago Title Insurance Company and/or such other title insurance companies as may be reasonably acceptable to Agent insuring the priority of the Lien on the Land and the Improvements created by the Mortgage.

                  "TO THE BEST OF BORROWER'S KNOWLEDGE" (and similar expressions) shall be construed as meaning to the actual knowledge, after reasonable due inquiry, of Borrower's Executive Vice President and General Counsel, or Associate General Counsel after direct inquiry of the building manager and other officers of Borrower having any relevant involvement in the operation of the Premises and the Leasehold Premises.

                  "TRUST" means Prime Group Realty Trust, a Maryland real estate investment trust, the managing general partner of Prime.

                                    ARTICLE 2
                                    THE LOAN

                  Section 2.1       LOAN.

                  (a) The Loan granted under this Agreement shall be in the aggregate amount of ONE HUNDRED SIXTY MILLION DOLLARS ($160,000,000.00) (the "LOAN AMOUNT") and shall be used for the sole purpose of the Borrower's partial financing of the acquisition of the Premises and the Leasehold Premises and the Improvements located on the Leasehold Premises.

                  (b) Upon satisfaction of the conditions precedent to Lenders' obligation to advance the Loan pursuant to this Agreement, all funds to be advanced hereunder shall be advanced by each Lender to Agent in the amount set forth opposite its signature on the signature page attached hereto. Agent and the other Lenders shall advance the Loan Amount to the Title Company's escrow account on the Closing Date for payment by direction of Agent or Agent's counsel to make payments required under this Loan Agreement, with any excess proceeds to be disbursed to Borrower. The obligation of each Lender under this SECTION 2.1(b) shall be several and not joint.

                  Section 2.2       CONDITIONS PRECEDENT.

                  The obligations of Lenders hereunder are subject to the condition that Agent shall have received, at or prior to the Closing, all of the following documents in form and substance satisfactory to Agent:

                  (a) a certificate of Borrower signed by a duly authorized officer of the sole member of Borrower, dated as of the Closing Date, stating that the following statements are true:

                      (i) the representations and warranties contained in the Loan Documents are correct in all material respects on and as of the Closing Date, before and after giving effect to the making of the Loan by Lenders and to the application of the proceeds therefrom, as though made on and as of such date; and

                      (ii) to the best of Borrower's knowledge, no material event has occurred and is continuing, or would result from the making of the Loan by Lenders or from the application of the proceeds therefrom, that constitutes an Event of Default;

                  (b) certified copies of the resolutions of the board of trustees of the Trust or similar governing body, as applicable, of 77WWLP and Prime approving the Loan, this Agreement, the Note and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary partnership or corporate action and governmental and other third party approvals and consents, if any, with respect to the Loan, this Agreement, the Note and each other Loan Document;

                  (c) a copy of the Organizational Documents of Borrower, Prime and 77WWLP, in each case together with each amendment thereto, and, in the case of the operating agreement of Borrower, the certificate of limited partnership of Prime and the certificate of limited partnership of 77WWLP, certified (as of a date reasonably near the Closing Date) by the Secretary of State of the jurisdiction of its formation or incorporation as being a true and correct copy thereof;

                  (d) a copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the Closing Date, certifying that Borrower, Prime and 77WWLP are duly incorporated or formed and in good standing under the laws of the State of the jurisdiction of their respective organization;

                  (e) a copy of a certificate of the Secretary of State of the State of Illinois, dated reasonably near the Closing Date, stating that Borrower, Prime and 77WWLP are duly qualified and in good standing in such State;

                  (f) a notarized certificate of a Secretary or Assistant Secretary of the Trust certifying the names and true signatures of the officers of the Trust, authorized to sign this Agreement, the Note and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder;

                  (g) in connection with the security interests granted pursuant to the Mortgage:

                      (i) copies of financing statements, delivered by Borrower to Title Company for filing under the Uniform Commercial Code of the State of Illinois, as well as any other jurisdictions deemed necessary or desirable by Agent, covering the Collateral described in the Mortgage,

                      (ii) completed requests for information, dated on or before the Closing Date, listing the financing statements referred to in clause
(i) above and all other effective
financing statements filed in the jurisdictions referred to in clause (i) above that name Borrower as debtor, together with copies of such other financing statements,

                      (iii) evidence of the completion of all other recordings and filings of or with respect to the security interest granted pursuant to the Mortgage that Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby, and

                      (iv) evidence that all other action that Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Mortgage has been taken;

                  (h) the Mortgage in form and substance satisfactory to Agent and duly executed by Borrower in recordable form, together with:

                      (i) evidence that counterparts of the Mortgage have been duly executed and delivered for recording to the Title Company on or before the Closing Date in such form as Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of Agent and that provision has been made for the payment of all filing and recording taxes and fees,

                      (ii) a fully paid Mortgage Insurance Policy, in form and substance, with endorsements and in an amount acceptable to, Agent, issued and reinsured by the Title Company, insuring the Mortgage to be a valid first and subsisting Lien on the Premises and the Leasehold described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as Agent may deem reasonably necessary or desirable,

                      (iii) a survey of the Premises, certified to Agent and the issuer of the Mortgage Insurance Policy in a manner satisfactory to Agent, acceptable to Agent,

                      (iv) an Appraisal of the Premises and the Leasehold indicating an open market value of at least $238,000,000, a forced sale value of at least $160,000,000 and otherwise in form and substance satisfactory to Agent,

                      (v) an engineering report and such other reports as Agent has requested with respect to the Premises, in form and substance and from professional firms acceptable to Agent,

                      (vi) such consents and agreements of lessors, if any, and other third parties, and such estoppel letters and other confirmations, as Agent may deem reasonably necessary or desirable,

                      (vii) evidence of the insurance required by the terms of the Mortgage,

                      (viii) evidence that all other action that Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens on the Premises and the Leasehold Premises has been taken, and

                      (ix) original copies of all mortgage notes being assigned to Agent (or, if the same were not available, lost note affidavits, reasonably acceptable to Agent with respect thereto), together with all assignments, consolidations, splitters, spreaders, extensions and modifications thereto, to the extent being recorded in connection herewith, in form for recordation in Chicago, Illinois;

                  (i) the Environmental Indemnity Agreement, duly executed by Borrower;

                  (j) the Cash Collateral Agreement, duly executed;

                  (k) the Assignment of Contracts and Authorizations, duly executed;

                  (l) the Assignment of Leases and Rents, duly executed;

                  (m) the Note, duly executed;

                  (n) this Agreement, duly executed;

                  (o) the Environmental Site Assessment;

                  (p) a certified copy of the Management Agreement;

                  (q) the Property Management Subordination Agreement, duly executed;

                  (r) a favorable Opinion of Borrower's Counsel;

                  (s) copies of notices to be sent to each tenant at the Premises and the Leasehold Premises regarding the designation of Agent as an insured/loss payee/mortgagee in accordance with the Mortgage;

                  (t) SNDAs with respect to the Major Tenants, in form and substance acceptable to Agent;

                  (u) Estoppel Certificates from the Major Tenants and (ii) any other tenants under the Leases, that, together with the Major Tenants, account for at least sixty-six and two-thirds percent (66 2/3%) of the rentable square footage of the Premises. Notwithstanding the foregoing, Borrower will provide to Agent Estoppel Certificates for all tenants for which Borrower received Estoppel Certificates from Seller pursuant to the Purchase Agreement.

                  (v) financial statements as requested by Agent certified as of the Closing Date and a certificate of an officer of the Trust stating no material adverse change in the financial condition of Borrower, 77WWLP, Prime and the Trust has occurred from the date the financial statements were prepared;

                  (w) certified copies of all the Leases and a Rent Roll certified by Borrower as being true and correct in all material respects;

                  (x) payment of Commitment Fee and Arrangement Fee required to be paid hereunder pursuant to SECTIONS 2.14 and 2.15, respectively;

                  (y) the Guaranty, duly executed by Prime;

                  (z) a copy of the Deferred Maintenance Report; and

                  (aa) any other documents as may reasonably be requested by Agent in Agent's reasonable discretion.

                  Section 2.3       INTEREST.

                  (a) During the Term and, if applicable, the First Extension Period and the Second Extension Period, the Loan shall bear interest on the outstanding principal amount thereof from time to time at a rate per annum equal to the Floating Rate.

                  (b) (i) During the Term, Borrower shall pay to Agent interest on the Loan on the last day of each applicable LIBOR Interest Period.

                      (ii) If applicable, during the First Extension Period and the Second Extension Period (if Borrower exercises the First Extension Period Option and the Second Extension Period Option, respectively, pursuant to SECTION
2.7 hereof), Borrower shall pay to Agent interest on the Loan on the last day of each applicable LIBOR Interest Period.

                  (c) All interest on the Loan (including interest at the Default Rate) shall be calculated on an actual/360-day basis (including the first day but excluding the last day).

                  (d) Borrower may elect (i) thirty (30), (ii) sixty (60), (iii) ninety (90) or (iv) one hundred and eighty (180) day LIBOR Interest Periods. In the event that Borrower fails to so designate the LIBOR Interest Period at least three (3) LIBO Business Days before the next succeeding LIBOR Interest Period, Agent shall automatically designate on Borrower's behalf a ninety (90) day LIBOR Interest Period.

                  (e) Time shall be of the essence with respect to the time periods set forth in this SECTION 2.3.

                  Section 2.4       THE NOTE.

                  The Loan by Lenders to Borrower shall be evidenced by the Note.

                  Section 2.5       THE MORTGAGE AND COLLATERAL.

                  (a) The Note and all other obligations under the Loan Documents shall be secured by the Collateral. Upon the Closing of this Agreement and the execution of the Note, Borrower will cause the Mortgage to be registered or recorded in such a manner and in such a place as may be required in order to publish notice of and fully protect the lien or security interest of Lenders in the Premises and the Leasehold Premises.

                  (b) On the date hereof, the Collateral includes Borrower's interest in the Ground Lease and the Improvements located on the Leasehold Premises. In the event that, at any time during the Term, an amount equal to the greater of (i) 80% of the gross sale proceeds of Borrower's sale of the Leasehold and the Improvements located upon the Leasehold Premises (as evidenced by documentation reasonably satisfactory to Agent) or (ii) 80% of the value of the Leasehold and the Improvements located upon the Leasehold Premises (as set forth in the Appraisal described in SECTION 2.2(h)(iv) hereof) is paid by Borrower to Agent in partial payment of Borrower's debt to Lenders: (A) Agent shall release the Leasehold and the Improvements located upon the Leasehold from the lien of the Mortgage and Agent shall provide to Borrower all documents necessary to cause and evidence such release; and (B) subject to SECTION 2.5(c) hereof Borrower may transfer Borrower's interest in the Ground Lease and Improvements located on the Leasehold Premises without further approval by Agent. Amounts paid under this SECTION 2.5(b) shall reduce the then outstanding principal balance of the Loan.

                  (c) Borrower shall not transfer Borrower's interest in the Ground Lease and the Improvements located on the Leasehold Premises unless such transfer can be accomplished by

Borrower without violating any land use and/or parking regulations or restrictions now or hereinafter in effect impacting the Premises or the Leasehold Premises.

                  Section 2.6       DEFAULT RATE.

                  Any overdue principal or interest on the Loan shall bear interest, payable upon demand, for each day from and including the date which is one (1) day after payment thereof was due but excluding the date of actual payment at a rate per annum equal to the lesser of the maximum interest rate permitted under applicable law or a rate equal to the sum of 3.0% plus the Prime Rate (the "DEFAULT RATE"). After the occurrence and during the continuance of an Event of Default, the Loan shall bear interest at the Default Rate.

                  Section 2.7       REPAYMENT OF LOAN.

                  (a) The outstanding principal balance of the Loan shall be repaid in annual installments beginning December 13, 2000 as set forth in EXHIBIT C (each an "ANNUAL INSTALLMENT PAYMENT"). The remaining outstanding principal balance and any other indebtedness payable to Agent or Lenders under the Loan Documents shall be due and payable on the Maturity Date if no Extension Period is entered into or on the First Extension Period Termination Date or the Second Extension Period Termination Date, as the case may be.

                  (b) Notwithstanding the foregoing, Borrower may exercise an option (the "FIRST EXTENSION PERIOD OPTION") extending the Term for the period from and after the day after the Maturity Date to and including the First Extension Period Termination Date by providing notice of such exercise (the "FIRST DESIGNATION NOTICE") to Agent, on or before the date that is thirty (30) days before the Maturity Date. The First Designation Notice once given shall be irrevocable. The exercise of the First Extension Period Option shall only be available in the event that on the date of the First Designation Notice and the Maturity Date: (i) no monetary Event of Default shall have occurred and be continuing; (ii) no default of Borrower under any material contract instrument or agreement to which Borrower is a party or by which Borrower or any of its properties or assets may be bound or to which any may be subject, which default might have a material adverse effect upon the business, operations, properties, assets or conditions (financial or otherwise) of Borrower shall have occurred and be continuing; or (iii) the Debt Service Coverage Ratio for the four (4) full calendar quarters immediately preceding the calendar quarter in which the Maturity Date occurs is at least 1.4:1. In the event that the Term is extended pursuant to the First Extension Period Option, Borrower shall (A) pay to Agent on or before the Maturity Date a fee of $200,000.00 and (B) prior to the Maturity Date, extend the interest rate hedge agreement described in SECTION 4.1(w) hereof or enter into a similar agreement acceptable to Lender for at least the duration of the First Extension Period. Upon and during the occurrence of an Event of Default, all Net Cash Flow shall be deposited into the Cash Collateral Account and shall be governed pursuant to the Cash Collateral Agreement.

                  (c) Notwithstanding the foregoing, Borrower may exercise an option (the "SECOND EXTENSION PERIOD OPTION") extending the Term for the period from and after the day after the First Extension Period Termination Date to and including the Second Extension Period Termination Date by providing notice of such exercise (the "SECOND DESIGNATION NOTICE") to Agent, on or before the date that is thirty (30) days before the First Extension Period Termination Date. The Second Designation Notice once given shall be irrevocable. The exercise of the Second Extension Period Option shall only be available in the event that on the date of the Second Designation Notice and the First Extension Period Termination
Date: (i) no monetary Event of Default shall have occurred and be continuing;
(ii) no default of Borrower under any material contract instrument or agreement to which Borrower is a party or by which Borrower or any of its properties or assets may be bound or to which any may be subject, which default might have a material adverse effect upon the business, operations, properties, assets or conditions (financial or otherwise) of Borrower shall have occurred and be continuing; or (iii) the Debt Service Coverage Ratio is at least 1.5:1. In the event that the Term is extended pursuant to the Second Extension Period Option, Borrower shall (A) pay to Agent on or before the First Extension Period Termination Date a fee of $200,000.00, (B) prior to the First Extension Period Termination Date, extend the interest rate hedge agreement described in SECTIONS 4.1(w) and 2.7(b)(B) hereof or enter into a similar agreement acceptable to Lender for at least the duration of the Second Extension Period and (C) make the payment required by SECTION 4.1(g)(ii) hereof.

                  Section 2.8       PREPAYMENTS.

                  (a) Borrower shall have the option on not less than ten (10) Business Days' prior written notice to Agent to prepay the Loan in whole or in part at any time and from time to time; PROVIDED, HOWEVER, that any such prepayment shall be accompanied by accrued interest on the principal amount being prepaid to, but excluding, the date of such prepayment plus the Prepayment Premium, if any, determined pursuant to SECTION 2.9 hereof and any other amounts then due and payable under the Loan Documents.

                  (b) In addition to the foregoing, in the event that Borrower prepays all or any part of the principal amount of the Loan, Borrower shall also pay the following amount to Agent (the "EARLY PAYMENT PREMIUM") in addition to any other amounts required to be paid by Borrower to Agent pursuant to this
SECTION 2.8 in connection with a prepayment of principal under the Loan: (i) before or on the first (1st) anniversary of the Closing Date, unless such prepayment is made in order to avoid additional liability under or pursuant to the requirements of SECTION 2.10 hereof, an amount equal to 2.0% of the principal amount so prepaid; (ii) after the first (1st) anniversary of the Closing Date but before or on the second (2nd) anniversary of the Closing Date, unless such prepayment is made in order to avoid additional liability under or pursuant to the requirements of SECTION 2.10, an amount equal to 1.0% of the principal amount so prepaid; (iii) (A) in the event that Borrower has exercised the First Extension Period Option, after the second (2nd) anniversary of the Closing Date but before or on the third (3rd) anniversary of the Closing Date, unless such prepayment is made in order to avoid additional liability under or pursuant to the requirements of SECTION 2.10, an amount equal to 1.0% of the principal amount so prepaid and (B) in the event that Borrower has not exercised the First Extension Period Option, after the second (2nd) anniversary of the Closing Date but before or on the date that is nine (9) months after the second (2nd) anniversary of the Closing Date, unless such prepayment is made in order to avoid additional liability under or pursuant to the requirements of SECTION 2.10, an amount equal to 1.0% of the principal amount so prepaid and 0.0% of the principal amount so prepaid thereafter; and (iv) in the event that Borrower has exercised the First Extension Period Option, after the Maturity Date but before or on the date that is three (3) months prior to the First Extension Period Termination Date or, if Borrower has exercised the
Second Extension Period Option, the Second Extension Period Termination Date, unless such prepayment is made in order to avoid additional liability under or pursuant to the requirements of SECTION 2.10 and/or SECTION 2.13 hereof in which event no Early Payment Premium shall be due, an amount equal to 0.5% of the amount prepaid and 0.0% of the amount so prepaid thereafter.
Notwithstanding anything to the contrary herein above set forth, payment of the Early Payment Premium shall not be required in connection with a prepayment pursuant to SECTION 2.13 or 8.14 HEREOF or Section 3, 6, 13 or 14 of the Mortgage.

                  (c) Except for prepayments made pursuant to Sections 6 and 3(d) of the Mortgage, any prepayment made pursuant to this SECTION 2.8 must be made in minimum amount of One Million Dollars ($1,000,000) and in One Hundred Thousand Dollar ($100,000) increments thereafter, for each such prepayment, not including any Prepayment Premium or other costs associated with such prepayment which shall be in addition to the amount so prepaid. Prepayment of principal will be applied in inverse order to all payments required to be made hereunder. Any amounts prepaid hereunder may not be reborrowed.

                  Section 2.9       FUNDING LOSS.

                  (a) Borrower shall indemnify Agent and Lenders against any actual, out-of-pocket third party costs resulting solely and directly from Borrower prepaying (including but not limited to as permitted under SECTION 2.8 hereof, but excluding scheduled payments of principal pursuant to the Note and payments deemed made pursuant to SECTION 8.14 hereof) all or any portion of the principal of the Loan before the end of the Term. For purposes of the foregoing indemnity, such loss shall be deemed to be the lesser of (i) the actual swap termination costs incurred by Agent (if the Floating Rate was determined by Agent through the execution of one or more third party swap agreements) and (ii) any loss arising from the reemployment of funds (such lesser amount, the "PREPAYMENT PREMIUM"). As used in the preceding sentence, the "loss arising from the reemployment of funds" shall mean the excess, if any, of (A) the aggregate present value as of the date of such prepayment of the sum of (1) each dollar being prepaid and (2) the amount of interest at the Floating Rate (but excluding the Applicable Margin), that would have been payable in respect of such Loan amount being prepaid if such prepayment had not been made and the Loan were repaid in full before the Maturity Date, determined by discounting such amounts at a rate equal to the applicable Reinvestment Rate from the respective dates from which they would have been payable over (B) the amount of the Loan being prepaid. If the applicable Reinvestment Rate is equal to or higher than the Floating Rate (excluding the Applicable Margin), the Prepayment Premium shall be zero. The Prepayment Premium, if any, payable by Borrower pursuant to the terms hereof, shall include such amount or amounts, as calculated by Agent in good faith, as shall compensate Agent for any out-of-pocket loss, cost or expense incurred by Agent for terminating or unwinding any "forward swap", "hedging agreement" or other contractual arrangement entered into by Agent with a third party in order to commit to provide the Floating Rate to be applicable for the Extension Period, pursuant to SECTION 2.3 hereof. Agent will use its reasonable best efforts to mitigate, to the greatest extent possible, such losses and expenses by reversing or unwinding any swap, forward swap, hedging arrangement or other contractual arrangement relating to the Loan and/or reinvesting any funds paid, prepaid or deposited by Borrower in a reverse swap or another manner so as to reduce or eliminate the amount of any such loss or expense. A certificate of Agent prepared in good faith and setting forth in reasonable detail the basis for the determination of any cost and expense and the computation of the amount thereof, shall, absent manifest error, be presumptive evidence of such cost and expense and amount.

                  (b) All amounts due under this SECTION 2.9 shall be payable by the Borrower within ten (10) days of demand by Agent.

                  Section 2.10      TAXES.

                  (a) Any and all payments by the Borrower under this Agreement and the Note shall be made free and clear of and without deduction for Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to Agent:

                      (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including but not limited to deductions applicable to additional sums payable under this provision) Agent receives an amount equal to the sum it would have received had no such deductions been made; and

                      (ii) the Borrower shall pay to the relevant taxation authority or other authority the full amount deducted in accordance with applicable law; PROVIDED, HOWEVER, that Borrower shall have the right to contest the amount paid prior to payment;

                  (b) In addition to the payment of Taxes, the Borrower agrees to pay prior to delinquency all Other Taxes, which Other Taxes may be repaid in installments if so permitted under applicable Laws.

                  (c) The Borrower hereby indemnifies Lenders for the full amount of Taxes and Other Taxes on amounts payable under this SECTION 2.10 which are paid by Lenders and for any actual liability (including but not limited to penalties, interest and expenses) arising in connection therewith whether or not such Taxes, Other Taxes or liabilities were correctly or legally asserted, unless due to Lenders' gross negligence or wilful misconduct. Agent shall notify Borrower immediately after Agent learns of such Taxes, Other Taxes or liabilities, but Agent's failure to so notify Borrower shall not limit Borrower's obligations under this SECTION 2.10. Lenders agree to use their reasonable efforts to minimize amounts due hereunder (including, without limitation, making any filings that are necessary to maintain Lenders' respective exemptions from withholding tax and assigning their respective interests in the Loan to a branch that is eligible for such exemption, provided such efforts are not otherwise disadvantageous to the respective Lenders). This indemnity shall be fully performed within thirty (30) days from the date Agent makes written demand therefor.

                  (d) Upon request by Agent, within thirty (30) days after the date of any payment of Taxes or Other Taxes, Borrower will furnish to Agent the original or a certified copy of a receipt or a copy of a check evidencing payment thereof or other evidence reasonably satisfactory to Agent.

                  (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 2.10 shall survive the termination of this Agreement and the payment in full of the Note (subject to applicable statutes of limitation).

                  Section 2.11      PAYMENTS.

                  (a) All payments of principal, interest and/or any other amounts in connection with the Loan are to be made by Borrower without set-off or counterclaim to the order of Agent to the account of Agent as from time to time certified by Agent in writing to Borrower in U.S. Dollars in immediately available (same day) funds not later than 11:00 a.m. (New York City time) on the date such payment is due. If any payment would otherwise be due on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day, and interest shall accrue up to but not including such next succeeding Business Day. All amounts received hereunder by Agent shall be deemed received for the benefit of Lenders.

                  (b) Borrower hereby authorizes Agent, if and to the extent payment due by Borrower under any Loan Document is not made when due under any Loan Document, to charge from time to time against any and all of Borrower's accounts with Agent any amount so due.

                  Section 2.12      DISTRIBUTION TO LENDERS.

                  When Agent receives current funds, in payment of principal, interest or any other sums due hereunder, on or prior to 11:00 a.m. (New York City time) on any Business Day, then, on such date, Agent will notify Lenders of the same and will distribute like funds by wire transfer of immediately available funds to the Lenders ratably to such accounts at such places as have been designated by the respective Lenders in writing from time to time. If such funds are received after 11:00 a.m. (New York City time) on any Business Day, then Agent shall distribute such funds no later than the next succeeding Business Day. Upon Agent's receipt of any other amounts payable by Borrower or any other Persons, for items other than principal or interest, Agent shall promptly cause the payment to be applied in accordance with this Agreement. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Agent, each Lender shall repay to Agent forthwith on demand the portion of such amount distributed to such Lender for which Agent did not in fact receive payment from or on account of Borrower together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender makes such repayment to Agent, at the Floating Rate. Borrower shall not be liable for Agent's failure to make such distributions to Lenders.

                  Section 2.13      INCREASED COSTS; OVERRIDING EVENTS.

                  (a) In the event of the imposition of any Restraint which shall prohibit or restrict the making or maintaining of the Loan or the charging of interest thereon, Borrower agrees that Agent shall have the right in good faith:

                      (i) to comply with any such Restraint and to require the conversion of the Floating Rate to an alternative interest rate (if available or determinable) (Agent shall use its reasonable best efforts to provide Borrower with a rate of interest commensurate to the Floating Rate or a rate of interest consistent with loans and borrowers of a similar type);

                      (ii) to permit compliance with such Restraint; or

                      (iii) if an alternative interest rate is not available or determinable, to require repayment in full of the outstanding principal amount of the Loan together with accrued interest thereon on the earlier of:

                         (A) immediately, if Lenders may not lawfully continue
to fund and maintain the Loan to such day; PROVIDED, HOWEVER, in the event Borrower cannot make such immediate payment, Borrower will not be required to pay interest at the Default Rate for a period of one hundred eighty (180) days from the date of such request by Agent; or

                         (B) sixty (60) days after written notice (notified by
telecopy or telex) to Borrower to repay the Loan in full, or such longer period (not to exceed one hundred eighty (180) days) after the date of such written notice as may be reasonably required for Borrower to repay the Loan in full.

                  (b) In the event of the imposition of any Restraint which shall make it impossible or unlawful for Lenders to give effect to or to maintain any of their obligations under this Agreement (except as noted in clause (a) above), then except as provided in SECTION 2.13(c) hereof, Agent may give notice of such fact to Borrower whereupon Lenders' obligations hereunder shall immediately terminate and Borrower shall, within sixty (60) days after receipt of such notice (or within such shorter period as may be specified in the relevant Restraint thereof) or such longer period (not to exceed one hundred eighty (180) days) as may be reasonably required for Borrower to repay the Loan in full) repay Agent in full the outstanding principal amount of the Loan together with accrued interest thereon and any other charges due to Lenders hereunder, excluding the Early Prepayment Premium and, in respect of a Restraint based on a change of the laws of the Federal Republic of Germany, excluding the Prepayment Premium.

                  (c) If a Restraint requires that any Lender transfer the Loan from the jurisdiction in which it was originally made or then currently held to an office of such Lender in another jurisdiction and the transfer shall:

                      (i) impose, modify or deem applicable any liquidity, reserve, capital adequacy, special deposit or similar requirement against any assets of, deposits with or for the account of, or loans by such Lender (or its Lending Office), or

                      (ii) impose on such Lender (or its Lending Office) any other conditions with respect to this Agreement (other than Taxes, Other Taxes or other liabilities covered by SECTION 2.10 hereof), and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of giving effect to the terms of this Agreement or of agreeing to make or making, funding or maintaining the Loan, then in lieu of SECTION 2.13(b) hereof, upon notification of such amount by Agent, Borrower shall either (i) promptly reimburse Agent for such actual, out-of-pocket increased costs or (ii) prepay the entire outstanding principal of the Loan and any interest accrued thereon (in which event, the Early Prepayment Premium shall not be due). Lenders shall use their commercially reasonable efforts to minimize additional amounts due hereunder (including, without limitation, making any filings that are necessary to minimize or eliminate the effect of the Restraint and assigning their respective interests in the Loan to a branch or other Lender to which the Restraint is not applicable).

                  (d) A certificate prepared in good faith setting forth the basis for the determination of the facts, or the increased costs as noted in subsections (a), (b) and (c) of this

SECTION 2.13, submitted by Agent to Borrower shall, absent manifest error, be presumptive evidence of such actual, out-of-pocket increased costs.

                  Section 2.14      COMMITMENT FEE.

                  Borrower shall pay to Agent on the Closing Date for the account of Lenders a non-refundable commitment fee in the amount of Three Hundred Twenty Thousand Dollars ($320,000).

                  Section 2.15      ARRANGEMENT FEE.

                  (a) Borrower shall pay to Agent on the Closing Date a non-refundable arrangement fee in the amount of Eight Hundred Eighty Thousand Dollars ($880,000).

                  (b) Borrower shall pay to MCM Consulting Group on the Closing Date a non-refundable arrangement fee in the amount of Four Hundred Thousand Dollars ($400,000).

                  Section 2.16  ADMINISTRATION FEE.
 .
                  Borrower shall pay to Agent, on the first day of each calendar quarter commencing January 1, 2000 during the Term, a non-refundable administration fee in the amount of Twenty-Two Thousand Five Hundred Dollars ($22,500).

                  Section 2.17      LENDING OFFICE.

                  The Loan shall be made by each Lender from the office identified as its Lending Office hereunder or from such other branch or affiliate of each such Lender as each such Lender may designate to Borrower and Agent in writing as its Lending Office.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants to Lenders, as of the date hereof, that:

                  Section 3.1 GOOD STANDING OF BORROWER AND ITS MANAGING
MEMBERS.

                  Borrower is a limited liability company and is organized, existing and in good standing under the laws of the State of Delaware, and is qualified to do business in Illinois. 77WWLP is a limited partnership, organized, existing and in good standing under the laws of the State of Illinois. Prime is a limited partnership, organized, existing and in good standing under the laws of the State of Delaware, and is qualified to do business in Illinois. The Trust is a real estate investment trust, organized, existing and in good standing under the laws of the State of Maryland.

                  Section 3.2 AUTHORITY OF BORROWER.

                  Borrower has full power and authority to purchase and own the Premises, to enter into this Agreement, to make the borrowings under this Agreement, to execute and deliver the Loan Documents, and to incur and perform the obligations provided for in the Loan Documents, all of which have been duly authorized by all proper and necessary action. Except for those consents or approvals already obtained, no consent or approval of any Governmental Authority is required on the part of Borrower as a condition to the validity or performance of any Loan Documents.

                  Section 3.3 AUTHORIZATIONS.

                  All authorizations, consents, approvals, registrations, exemptions and licenses with or from Governmental Authorities which are necessary for the borrowing, the execution and delivery of all Loan Documents, and Borrower's performance under all Loan Documents have been effected or obtained and are in full force and effect.

                  Section 3.4 BINDING AGREEMENT.

                  The Note and all other Loan Documents as executed and delivered concurrently with this Agreement for value received, constitute, the valid and legally binding obligations of Borrower enforceable in accordance with their terms, subject only as to enforcement, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  Section 3.5 LITIGATION.

                  There are no proceedings or investigations pending against Borrower or, to the best knowledge of Borrower, threatened before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Borrower would have a material adverse effect on the business, Premises, Leasehold Premises, condition (financial or otherwise) or operations of Borrower or its sole member.

                  Section 3.6 NO CONFLICTS.

                  There is no statute, regulation, rule, order or judgment, and no provision of any mortgage, deed of trust, indenture, contract or agreement to which Borrower is a party which would prohibit, conflict with or in any way prevent the execution, delivery or carrying out of the terms of any Loan Documents by Borrower in any material manner.

                  Section 3.7 FINANCIAL CONDITIONS.

                  The financial statements heretofore delivered to Agent fairly present the financial condition of Borrower, as of the dates and for the periods referred to, and have been prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods involved. There have been no material adverse changes in the (a) business, condition (financial or otherwise) or operations of Borrower, or (b) to Borrower's knowledge, Premises or the Leasehold Premises, which would materially, adversely affect Borrower's ability to comply with its obligations under the Loan Documents.

                  Section 3.8 EMPLOYEE BENEFIT PLANS.

                  Borrower (a) is not and will not be an "employee benefit plan" (as defined in Section 3(3) of ERISA), which is subject to Title I of ERISA, and the assets of Borrower do not and will not constitute"plan assets" of one or more such plans for purposes of Title I of ERISA, and (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to "governmental plans".

                  Section 3.9 GOVERNMENTAL PLAN.

                  Borrower is not and will not be a "governmental plan" (within the meaning of Section 3(32) of ERISA) and transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

                  Section 3.10 INVESTMENT COMPANY.

                  Borrower is not (a) an "investment company", an "affiliated person" of, "promoter" or "principal" underwriter for or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other Law that purports to restrict or regulate its ability to borrow money. The making and funding of the Loan by Lenders, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any Law, including, without limitation, any provision of such Acts or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  Section 3.11 HAZARDOUS MATERIALS.

                  Neither Borrower nor its sole member is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment (other than investigations and/or assessments made in connection with the Environment Site Assessment) or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at the Premises or the Leasehold Premises in violation of applicable laws, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and, to Borrower's knowledge, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, the Premises or the Leasehold Premises have been disposed of in a manner not reasonably expected to result in material liability to Borrower or any of its members.

                  Section 3.12 SOLVENCY.

                  Borrower, its sole member, Prime and Trust are Solvent.

                  Section 3.13 BORROWER'S ADDRESS.

                  The location of Borrower's and its sole member's principal place of business and chief executive office is as follows:

                  c/o Prime Group Realty Trust
                  77 West Wacker Drive, Suite 3900
                  Chicago, Illinois  60601

                  c/o Prime Group Realty, L.P.
                  77 West Wacker Drive
                  Chicago, Illinois  60601

                  Section 3.14 FOREIGN PERSON.

                  Neither Borrower nor its sole member is a "foreign person" within the meaning of ss 1445(f)(3) of the Code (a "FOREIGN PERSON").

                  Section 3.15 BANKRUPTCY.

                  No bankruptcy, reorganization or insolvency proceedings are pending or contemplated either by Borrower or, to the best of Borrower's knowledge, against Borrower (or, if Borrower is a partnership or a limited liability company, any of its general partner(s) or managing member(s)).

                  Section 3.16 COMPLIANCE WITH LAWS.

                  To the best of Borrower's knowledge, the Premises, the Leasehold Premises and the current intended use thereof by Borrower comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and occupational laws having jurisdiction over the Premises and the Leasehold Premises. The Premises constitutes one or more separate tax parcels for purposes of ad valorem taxation. To the best of Borrower's knowledge, the Premises and the Leasehold Premises do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid Laws which have not been obtained and provided to Agent or its counsel for its review and approval.

                  Section 3.17 UTILITY SERVICE.

                  All utility services necessary and sufficient for the full use, occupancy and operation of the Premises and the Leasehold Premises for their intended purposes are available to the Premises and the Leasehold Premises, as applicable, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Agent.

                  Section 3.18 ACCESS.

                  All streets, curb cuts and driveways necessary for access to and full use, occupancy, operation and disposition of the Premises have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Borrower.

                  Section 3.19 INSURANCE.

                  As of the date of this Agreement, all insurance required by the terms of the Mortgage is in full force and effect and none of the premiums payable therefore have been financed.

                  Section 3.20 RENT ROLL.

                  Borrower has delivered a true and correct (in all material respects) and complete schedule (a "RENT ROLL") of all Leases affecting the Premises and the Leasehold Premises as of the date hereof reasonably satisfactory to Agent and its counsel, which, information thereon is accurate, in all material respects, in respect of each Lease, and Borrower has delivered to Agent and its counsel for its review and approval true, correct and complete copies of all Leases described in the Rent Roll.

                  Section 3.21 NO RELIANCE ON AGENT OR LENDERS.

                  Borrower is a sophisticated owner, operator, developer, manager and investor in real estate and its decision to enter into this Loan is based upon its own independent expert evaluation of the terms, covenants, conditions and provisions of the Loan Documents and such other matters, materials and market conditions and criteria which Borrower and such parties deemed relevant. Borrower and its Affiliates have not relied in entering into this Agreement, the Loan or the other Loan Documents upon any oral or written information, representation, warranty or covenant from Lenders, or any of its representatives, employees, Affiliates or agents other than the representations and warranties, if any, of Lenders contained herein. Borrower, on behalf of itself and its Affiliates, further acknowledges that no employee, agent or representative of Lenders have been authorized to make, and that Borrower and its Affiliates have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement and in the other Loan Documents. Without limiting the foregoing, Borrower acknowledges that Lenders have made no representations or warranties as to the Loan or the Premises (including, without limitation, the cash flow of the Premises, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the Leases, the tenancies or occupancies of the Premises, or the sufficiency of the cash flow of the Premises, to pay all amounts which may become due from time to time pursuant to the Loan).


                                    ARTICLE 4
                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  Section 4.1 AFFIRMATIVE COVENANTS.

                  So long as Borrower may borrow hereunder and until payment in full of the Note and all sums borrowed under this Agreement and performance of all other obligations of Borrower under this Agreement and the Loan Documents, Borrower shall do the following:

                  (a) Furnish to Agent:

                      (i) as soon as available but in no event more than one hundred twenty (120) days after the close of Borrower's fiscal year, a copy of the annual audit report relating to Borrower in reasonable detail satisfactory to Agent and prepared in accordance with Generally Accepted Accounting Principles by Ernst & Young or other certified independent public accountants reasonably satisfactory to Agent, together with financial statements consisting of a balance sheet as of the end of such fiscal year and statements of income and cash flows of Borrower for such year;

                      (ii) as soon as available but in no event more than one hundred twenty (120) days after the close of the Trust's fiscal year, a copy of the annual financial statement relating to the Trust, in reasonable detail satisfactory to Agent and prepared in accordance with Generally Accepted Accounting Principles, together with financial statements consisting of a balance sheet as of the end of such fiscal year and statements of income and cash flows of the Trust for such year.

                      (iii) promptly upon receipt thereof, copies of any reports and management letters submitted to Borrower by such accountants in connection with any annual or interim audit of the books of Borrower;

                      (iv) within forty (40) days after June 30 of each calendar year during the Term, an updated Rent Roll, quarterly leasing status reports and unaudited financial statements for the Premises certified by an officer of the Trust;

                      (v) within forty-five (45) days after December 31 of each calendar year during the Term, an updated Rent Roll and quarterly leasing status reports for the Premises certified by an officer of the Trust;

                      (vi) within forty-five (45) days after December 31 of each calendar year during the Term, an updated operating budget for the Premises, and quarterly operating budgets thereafter, for the Premises certified by an officer of the Trust;

                      (vii) within forty-five (45) days after December 31 of each calendar year during the Term, an updated operating statement for the Premises, and quarterly operating statements thereafter, for the Premises certified by an officer of the Trust;

                      (viii) within thirty (30) days after the end of each calendar quarter during the Term, beginning with the fourth (4th) full calendar quarter after the Closing Date, a calculation of Net Operating Income for each of the previous four (4) calendar quarters and the Debt Service

Coverage Ratio associated with such four-quarter period, each certified by an officer of the Trust; and

                      (ix) such other financial, statistical and general information, readily available to or producible by Borrower, as Agent may reasonably request.

                  (b) Pay all of its indebtedness as and when the same shall come due, provided Borrower may contest any of the same as long as such contest is pursued in good faith and with due diligence and does not adversely affect Lenders.

                  (c) Satisfy and comply in all material respects with all Governmental Requirements applying to and affecting the Premises and the Leasehold Premises and shall obtain and maintain in full force and effect until the Loan has been repaid in full all necessary licenses, permits and similar matters with respect to the Premises and the Leasehold Premises, all without cost or expense to Lenders where failure to do so would result in a material adverse effect on the business, Premises, Leasehold Premises, condition (financial or otherwise) or operations of Borrower, it being understood that Borrower may contest any of same as long as such contest is pursued in good faith and with due diligence and does not adversely affect Lenders. Immaterial violations which Borrower is proceeding to cure and which do not result in a Lien being created on the Premises or the Leasehold shall not cause Borrower to be in default of this SECTION 4.1(c).

                  (d) Permit Agent or its representative and any Governmental Authority, upon reasonable notice, to visit and inspect the Premises or the Leasehold Premises at any time during normal business hours and at all other reasonable times; PROVIDED, HOWEVER, that all such visits and inspections shall be scheduled so as to cause minimal disruption to the business and operation of Borrower, Leasehold Premises, Premises and any tenants thereof. Agent hereby acknowledges and agrees that all such rights to visit and inspect are subject to any and all limitations and/or restrictions of tenants or other occupants now or hereafter in the Premises or the Leasehold Premises.

                  (e) Give prompt written notice to Agent of:

                      (i) any action or proceeding instituted by or against Borrower in any court or by any Governmental Authority, or of any such proceedings of which Borrower obtains actual knowledge threatened against Borrower, which action or proceeding may have a material adverse effect upon the business, operations, Premises, Leasehold, assets or conditions (financial or otherwise), of Borrower; and

                      (ii) any other action, event or condition of any nature known to Borrower or of which it should have knowledge which constitutes an Event of Default, or a default of Borrower under any material contract instrument or agreement to which Borrower is a party or by which Borrower or any of its properties or assets may be bound or to which any may be subject, which default may have a material adverse effect upon the business, operations, properties, assets or conditions (financial or otherwise), of Borrower.

                  (f) Deliver to Agent all items, documents, writings, reports and information reasonably required by Agent to consummate the Loan.

                  (g)(i) Agent shall hold back, pursuant to and in accordance with the Cash Collateral Agreement, from the Loan proceeds and deposit $2,500,000 into the Cash Collateral Account on the Closing Date (which depositing Borrower acknowledges and agrees to). Borrower shall deliver to Agent such agreements and other documents and instruments necessary to grant Agent a perfected first priority security interest in the Cash Collateral Account. Upon the satisfaction in full of all of Borrower's obligations under the Loan Documents, Agent shall, within five (5) days after receipt by Agent of the written request of Borrower, instruct the depository under the Cash Collateral Account to pay over to Borrower all cash or collateral remaining in the Cash Collateral Account, together with any interest accrued thereon.

                      (ii) In the event that Borrower exercises the Second Extension Period Option, Borrower shall, prior to the First Extension Period Termination Date, deposit into the Cash Collateral Account $5,000,000, which amount shall be held pursuant to and in accordance with the Cash Collateral Agreement.

                      (iii) In the event that any termination fees are payable to Borrower on account of the early termination of any Lease during the Term, such fees shall be deposited in the Cash Collateral Account, which amount shall be held pursuant to and in accordance with the Cash Collateral Agreement.

                      (iv) Any and all funds deposited into the Cash Collateral Account shall be invested in Permitted Investments and any interest carried on such funds shall be paid to Borrower from time to time, but not more frequently than monthly in accordance with the Cash Collateral Agreement.

                      (v) Notwithstanding anything to the contrary set forth previously in this SECTION 4.1(G), Borrower shall have the right to withdraw up to an aggregate amount of $2,500,000 (and, during the Second Extension Period Option, if any, an aggregate amount of (a) $7,500,000) of the funds on deposit in the Cash Collateral Account plus (b) any amounts deposited into the Cash Collateral Account pursuant to Section 3(c) of the Cash Collateral Account for Tenant Improvement/Leasing Commission Costs made by or at the direction of Borrower from time to time in accordance with the terms of the Cash Collateral Agreement upon the satisfaction of the following terms and conditions: (A) no Event of Default has occurred and is continuing; (B) Borrower has expended, out of funding sources other than the Loan Proceeds, at least

$2,500,000 for Tenant Improvement/Leasing Commissions Costs or other costs associated with Capital Improvements made at or to the Mortgaged Property; (C) any amounts so withdrawn will be applied only to the payment or reimbursement of Tenant Improvement/Leasing Commission Costs (except for interest distributed pursuant to Section 3(d) of the Cash Collateral Agreement) with respect, related or pursuant to any Lease; and (D) Borrower shall have delivered to Agent a certificate executed by an officer of the Trust on behalf of Borrower confirming the truth of clauses (A), (B), and (C) of this SECTION 4.1(G)(IV), and Borrower shall deliver, or will have previously delivered, to Agent a copy of the fully executed Lease or the amendment to the Lease, or the final draft thereof, to which such Tenant Improvement/Leasing Commission Costs relate (or, in lieu thereof, a summary of the material terms of such lease, with a full copy to be delivered within thirty (30) days). Disbursements to be made under this subsection (v) shall be paid by the Depositary (as defined in the Cash Collateral Agreement) to Borrower within then (10) days after satisfaction of the foregoing conditions precedent.

                  (h) Operate the Premises at all times as a class "A" office building in accordance with all applicable Laws, cause the Premises to be managed by the Manager in accordance, in all material respects, with the terms of the Management Agreement, perform and cause Manager to observe all the terms and provisions of the Management Agreement to be performed or observed by it in all material respects, maintain the Management Agreement in full force and effect and enforce the Management Agreement in accordance with its terms in all material respects, in each case subject to the provisions of SECTION 4.2(g) hereof. Notwithstanding the foregoing or anything in SECTION 4.2(g) hereof, if the Management Agreement is terminated in accordance with the terms hereof, any successor manager selected hereunder by Agent or Borrower to manage the Premises shall be recognized in the City of Chicago as a first-class manager of a stature at least comparable, in Agent's reasonable judgment, to the preceding Manager, or a qualified (in Agent's reasonable judgment) independent office building management company managing similar buildings. Any agreement between Borrower and the new Manager shall be subject to Agent's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) provided that (i) in Agent's reasonable judgment such agreement is no more favorable to the new Manager and no less favorable to Agent than the Management Agreement with the preceding Manager; and (ii) the new Manager enters into an agreement to subordinate its management fees in the same form as the preceding Manager or in such other form as Agent shall have approved in Agent's reasonable discretion.

                  (i) Pay and discharge before the same shall become delinquent,
(i) all Impositions imposed upon or that become a Lien upon the Premises; PROVIDED, HOWEVER, that Borrower shall not be required to pay or discharge any such Imposition that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with the provisions of and as provided by this Agreement, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and the enforcement thereof is not stayed pending resolution of the subject contest.

                  (j) Comply, and require all tenants in accordance with their applicable Leases and other Persons operating or occupying the Premises or the Leasehold Premises to comply, in all material respects, except as may be permitted by and provided in this Agreement, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations, the Leasehold Premises and the Premises, if any, and to the extent required by any Environmental Law, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove from the Premises or the Leasehold Premises, as applicable, and clean up all Hazardous Materials which are reasonably expected to result in material liability to Borrower, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that Borrower shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (k) Preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; PROVIDED, HOWEVER, that Borrower shall not be required to preserve any right, permit, license, approval, privilege or franchise if Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrower or Lenders and on the condition that Borrower notifies Agent in writing of any such change, promptly thereafter.

                  (l) To the extent required by Environmental Law, establish and maintain an operations and maintenance program with respect to any Asbestos and Asbestos-containing Materials located at the Premises or the Leasehold Premises which operations and maintenance program shall comply with all applicable Laws, conform in all material respects to applicable guidelines established by any Governmental Authority and otherwise be designed in all material respects to incorporate all prudent and reasonable safeguards in order to minimize any health risk to patients, residents, employees and guests at the Premises and the Leasehold Premises from the presence of Asbestos or Asbestos-containing Material.

                  (m) Maintain or cause to be maintained the Premises as a class "A" office building, in good order, repair and operating condition, ordinary wear and tear and the occurrence of any casualty or condemnation excepted, (ii) make or cause to be made promptly, when necessary, all necessary repairs, restorations, renewals, replacements, additions and improvements thereto, interior and exterior, structural and nonstructural, foreseen and unforeseen, or otherwise necessary to ensure that the same shall not in any way be diminished or impaired in any material respect, (iii) not cause or knowingly allow the Premises or the Leasehold Premises to be wasted and (iv) complete, to Agent's satisfaction, all of the maintenance and repair work as specified in the Deferred Maintenance Report.

                  (n) Keep the Premises and the Leasehold Premises equipped as now operated and will replace all worn out or obsolete equipment in order to maintain and operate the Premises as a class "A" office building and comply with all Laws; PROVIDED, HOWEVER, that Borrower shall not be required to replace any equipment if Borrower shall determine that such replacement is no longer necessary or desirable in the conduct of the business of Borrower and that the non-replacement of such equipment does not adversely affect, in any material respect, Borrower or Lenders.

                  (o) Cause all Leases, and all amendments, renewals and extensions thereof, to (i) provide for rental rates and terms which, in Borrower's reasonable judgment, are comparable to existing local market rates and terms, (ii) be arms-length transactions and (iii) be written on the standard form of lease, which is hereby approved by Agent without material changes therefrom (or, with respect to any amendment, renewal or extension of an existing Lease, on the form of such existing Lease). Upon request, Borrower shall furnish Agent with executed copies of all Leases (including any amendments or modifications). No material changes may be made to Agent-approved standard form of lease without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Without Lender's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), Borrower shall not (1) amend or terminate any Lease with any Tenant whose Lease or Leases demise in the aggregate at least 30,000 square feet of the rentable square feet of the Premises, and (2) amend or terminate any Lease with any Tenant so as to cause a material adverse effect on the Net Operating Income, and (3) enter into any new Lease which demises in the aggregate at least 45,000 square feet of the rentable square feet of the Premises. Within ten (10) Business Days of receipt by Lender of written notification by Borrower to Lender of Lender's need to provide its consent pursuant to this SECTION 4.1(o), Lender shall provide Borrower with its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, or objection, and stating the reason for such objection. If such consent or objection is not received by Borrower within the time frame provided for in the previous sentence, Lender's consent to the specific request shall be deemed granted, PROVIDED that such consent shall not be deemed granted after the occurrence and during the continuance of any Event of Default.

                  (p) Use reasonable efforts to obtain, within ninety (90) days of the Closing Date, Subordination, Non-Disturbance and Attornment Agreements (the "SNDAS") with respect to the Leases from each Tenant in favor of Agent, in form and substance acceptable to Agent; PROVIDED, HOWEVER, that a Tenant's failure to execute an SNDA pursuant to the terms of such Tenant's Lease shall not be deemed to be a default of Borrower under this SECTION 4.1(P).

                  (q) Now and in the future remain Solvent and pay its debts from its assets as the same shall be due and payable unless such debts are contested by Borrower in good faith, and such contest is pursued continually and diligently.

                  (r) Do, will do or caused to be done all things necessary to preserve its limited liability company status and/or existence.

                  (s) Maintain its books, records and bank accounts separate from those of its Affiliates and any constituent party.

                  (t) Be, and at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any constituent party or any Affiliate of any constituent party).

                  (u) Now and in the future maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party or any Affiliate of any constituent party, or any other Person.

                  (v) Prior to the date hereof, and from time to time upon the reasonable request of Lender, the Borrower shall deliver to Lender, in form and substance satisfactory to Lender, such endorsements to the Mortgage Insurance Policy and such preliminary title reports and other title or lien searches (including UCC searches) and tax service contracts as Lender may reasonably require from time to time.

                  (w) Prior to the date that is ten (10) days after the date hereof (i) cause there to be executed by an unrelated third-party an interest rate hedge guaranty, acceptable to Agent, indemnifying Lenders against interest that accrues on the Loan at an annual rate in excess of 8%, such interest rate hedge guaranty shall be collaterally assigned to Agent pursuant to an assignment in a form acceptable to Agent; and (ii) cause there to be executed by the unrelated third-party to the interest rate hedge guaranty a payment direction letter in substantially the same form attached hereto as Exhibit D. Until such time as the guaranty described in the immediately preceding sentence is in place, Prime shall be personally liable for and guaranty to Lenders the interest that accrues on the Loan at an annual rate in excess of 8%.

                  (x) Within a reasonable period of time after Agent's request, Borrower agrees to provide at its sole cost and expense updated engineering and/or environmental reports satisfactory to Agent, not to exceed one (1) time per year, except upon the occurrence of and during the continuance of an Event of Default.

                  Section 4.2 NEGATIVE COVENANTS.

                  Until payment in full of the Note and all sums borrowed under this Agreement and performance of all other obligations of Borrower under this Agreement and the Loan Documents, Borrower shall not do the following:

                  (a) Mortgage, pledge, grant or permit to exist a security interest in or a lien upon any of its assets now owned or hereafter acquired, without first obtaining the written consent of Agent which consent cannot be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that Borrower may contest any Lien upon its assets as long as such contest is pursued in good faith and with due diligence and does not materially adversely affect Lenders. Notwithstanding the aforementioned, Borrower may enter into such equipment financing contracts, installment sales contracts and the like in order to finance the reasonable day-to-day equipment needs of Borrower at the Premises.

                  (b) Institute or cause to be instituted, by an issuer or underwriter of, or be a party to any public offering with respect to the Premises within the meaning of the Securities Act of 1933 and the Securities and Exchange Act of 1934.

                  (c) Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than in favor of Lenders; PROVIDED, HOWEVER, that Borrower may contest any such lien upon on its property or assets as long as such contest is pursued in good faith and with due diligence and does not adversely affect Lenders.

                  (d) Make any material change in the nature of its business as carried on at the date hereof or engage in any business or activity other than the ownership, operation and maintenance of the Premises and the Leasehold Premises, and activities incidental thereto.

                  (e) Guarantee payment of any obligation of any Person or pledge its assets for the benefit of any third party, including the sole member, principal or Affiliate of Borrower, as the case may be.

                  (f) File or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

                  (g) Without Agent's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed): (i) cancel or terminate the Management Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify, in any material respect, the Management Agreement, (iii) waive any material default under or breach of the Management Agreement, or (iv) agree in any manner to any other amendment, modification or change of any material term or condition of the Management Agreement, in each case of each of clauses (i) through (iv) inclusive, Agent's consent shall be required only if such action would materially and adversely impair the interest or rights of Lenders. Agent's withholding of its consent to a new property manager shall not be deemed to be unreasonable if the new property manager, in Agent's sole reasonable determination, is not a generally recognized manager of first-class office buildings in Chicago.

                  (h) Change its Fiscal Year unless such change would not adversely affect or alter in any material respect the calculation of Debt Service Coverage Ratio pursuant to this Agreement.

                  (i) Now or in the future own any encumbered asset or property other than (i) the Premises and the Leasehold Premises, and (ii) incidental personal property necessary for the ownership or operation of the Premises.

                  (j) Except as expressly provided in this Agreement, enter into any agreement to borrow funds, including the entering into of equipment financing contracts, installment sales contracts, sale-lease back transactions or the like, from any party without the prior approval of Agent. Notwithstanding the preceding sentence or other provision of this Agreement or any other Loan Document, at any time and from time to time without Agent's prior approval:

                      (i) Borrower may obtain additional financing necessary for the reasonable day-to-day operations of the Premises; PROVIDED that (A) projected Net Cash Flow is sufficient to repay such amounts when they become due and (B) such debt (w) includes customary repayment and amortization schedules,
(x) is unsecured, (y) is at all times subordinated to the lien of the Mortgage and (z) cannot be terminated and the term thereof accelerated (other than by repayment and satisfaction in full of same) prior to the repayment and satisfaction in full of the indebtedness created hereunder;

                      (ii) Borrower may borrow funds from one or more direct or indirect partners of Borrower and/or any of their respective Affiliates; PROVIDED that such debt (x) is unsecured, (y) is at all times subordinated to the lien of the Mortgage and (z) cannot be terminated and the term thereof accelerated (other than by repayment and satisfaction in full of same) prior to the repayment and satisfaction in full of the indebtedness created hereunder; or

                      (iii) 77WWLP, Prime or Trust may assign or pledge its interest in Borrower to a financial institution that holds at least $1,000,000,000 of real estate assets located in the United States in order to secure financing of no more than $45,000,000 to 77WWLP, Prime or Trust, as the case may be; PROVIDED that (A) Borrower is not the borrowing entity for such debt and (B) such debt (1) includes customary repayment and amortization schedules, (2) is not secured by the Premises, (3) is at all times subordinated to the lien of the Mortgage, and (4) cannot be terminated and the term thereof accelerated (other than by repayment and satisfaction in full of same) prior to the repayment and satisfaction in full of the indebtedness created hereunder; and (C) Borrower provides Agent with at least thirty (30) days prior written notice thereof.

Any indebtedness described in clauses (i), (ii) and (iii) of this SECTION 4.2(j), a "QUALIFIED LOAN". Except as expressly provided in this Agreement, Borrower shall not incur any further indebtedness or other obligations, other than in the ordinary course of business, without the prior approval of Agent, which approval Agent may grant or withhold in its sole discretion.

                  (k) Other than pursuant to the Cash Management System, now or in the future make any loans or advances to any third party (including any constituent party or any affiliate of Borrower, or any constituent party thereof), other than tenants that are not Affiliates of Borrower in connection with Leases relating to the Premises and the Leasehold Premises tenant improvements thereunder.

                  (l) Amend, modify or otherwise change the certificate of organization or operating agreement of Borrower in a manner which would adversely affect Borrower's existence as a single purpose entity.

                  (m) Seek the dissolution or winding up, in whole or in part, of Borrower or any of its sole member.

                  (n) Other than pursuant to the Cash Management System, commingle the funds and other assets of Borrower with those of any constituent party thereof, any Affiliate, or any constituent party, or any other Person.

                  (o) Now or in the future, hold itself out to be responsible for the debts or obligations of any other Person.

                  (p) Cause, permit or allow the partition of the Premises.

                  (q) Without the prior written consent of Lender, which consent or the denial thereof shall be in Lender's sole and absolute discretion: (i) sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer all or any part of the Premises; (PROVIDED, HOWEVER, that the sale or transfer of the Borrower's interest in the Ground Lease located on the Leasehold Premises in accordance with Section 2.5(c) hereof shall not be deemed a transfer for purposes of this Section 4.2(q)) or (ii) make a change in the Control of Borrower, PROVIDED, HOWEVER, that, so long as notice thereof is provided to Agent at least forty-five (45) days prior to such transfer, the following shall not require Agent's prior consent: (1) up to 50% of 77WWLP's and/or Prime's interest in Borrower may be transferred to a Permitted Transferee in a single or series of transactions and (2) so long as a subordination agreement acceptable to Agent is duly executed and provided to Agent, the interest in Borrower described in SECTION 4.2(j)(iii) hereof may be transferred pursuant to such
SECTION 4.2(j)(iii) hereof. Notwithstanding any other provision of this SECTION 4.2(q) to the contrary so long as Prime retains Control of Borrower, up to 50% of 77WWLP's and/or Prime's interest in Borrower may be transferred to any Person. All reasonable, actual out-of-pocket expenses of Lenders and Agent resulting from a transfer pursuant to this SECTION 4.2(Q) shall be paid, on Agent's demand, by Borrower. Nothing herein is intended to or shall restrict transfer of shares of the Trust.

                  (r) (i) Install or otherwise use or acquire for use in connection with the Collateral any Personal Property (including replacement Personal Property pursuant to clause (C) below) which is not owned or leased by Borrower free and clear of all Liens (including conditional sale contracts) and Rights of Others (other than Permitted Exceptions) or which is not a part of the Collateral, or (ii) cause or permit the removal from the Premises or the Leasehold Premises of any Personal Property of the Borrower which is installed or otherwise used or acquired for use in connection with the Collateral, except that so long as no Event of Default has occurred and is continuing, this clause
(t) shall not prohibit (A) the temporary removal of Personal Property for repairs in the ordinary course of business, (B) the removal of Personal Property of insignificant value which is not reasonably necessary or appropriate to the efficient operation of the Premises or the Leasehold Premises, as the case may be, or (C) the removal of obsolete, defective or worn out Personal Property which has been replaced by other Personal Property of equal or greater suitability and value which is intended for the same purpose. Upon the removal of any Personal Property in compliance with clause (B) or (C) above, the Borrower shall be permitted to transfer or otherwise dispose of such Personal Property as the Borrower may determine.


                                   ARTICLE 5
                                     DEFAULT

                  Section 5.1 EVENTS OF DEFAULT.

                  The term "EVENT OF DEFAULT" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following which shall include by definition the expiration of any period of grace or right to cure provided therein, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event or act:

                  (a) if an Event of Default occurs under the Mortgage (as defined in Section 22 thereof) after expiration of any period of grace or right to cure provided therein, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event or act;

                  (b) if Borrower shall fail to pay any portion of the Debt, including, but not limited to, principal (including, without limitation, any Annual Installment Payment), interest, fees or other amounts payable to Agent under the Loan Documents within three (3) days after Borrower receives written notice from Agent that such payment is overdue;

                  (c) if Borrower shall fail to comply with the provisions of
SECTION 4.1(G) hereof, within the time periods provided for therein;

                  (d) if Borrower fails to duly and promptly observe, perform and discharge any covenant, term, condition or agreement contained in the Loan Documents, other than any default described in the other paragraphs of this
SECTION 5.1, and such failure is not curable, or if curable such failure continues for a period of thirty (30) days after written notice thereof from Agent to Borrower, provided if such failure is not curable in thirty (30) days Borrower shall have such additional time as is reasonably necessary in the good faith opinion of Agent after consultation with Borrower to cure provided that such cure is being diligently pursued;

                  (e) if any representation or warranty made by Borrower herein or any statement or representation made in any certificate, report or opinion delivered in connection herewith or in any of the Loan Documents, shall prove to have been incorrect in any material respect on the date as of which made (provided that if such misrepresentation or breach of warranty is capable of being cured, Borrower shall have a period of thirty (30) days from the date Borrower receives written notice from Agent or, if such misrepresentation or breach of warranty is not curable within thirty (30) days, Borrower shall have such additional time as is reasonably necessary in the good faith opinion of Agent after consultation with Borrower to cure provided that such cure is being diligently pursued);

                  (f) If (i) Borrower shall be in default beyond any notice, grace or cure period under any other mortgage or security agreement covering any part of the Premises and the Leasehold Premises whether it be superior or junior in lien to the Mortgage, or (ii) subject to Borrower's right to contest as provided in the Loan Documents, the Premises or the Leasehold becomes subject to any mechanic's, materialman's or other lien (except a lien for local real estate taxes and assessments not then due and payable unless contested by Borrower in good faith, and such contest is pursued continually and with diligence) and such lien is not removed within thirty (30) days after Agent delivers notice thereof to Borrower;

                  (g) In the event that financing permitted by SECTION 4.2(j)(III) hereby is entered into on behalf of Borrower, any default (after the expiration of all applicable notice, grace and opportunity to cure periods) under such documents memorializing such financing; and

                  (h) If Borrower or Prime fails to perform any of the obligations set forth in Section 6.1(m) hereof within ten (10) days after Agent delivers written notice thereof to Borrower.

                  Section 5.2 REMEDIES.

                  Upon an Event of Default, Agent may, at its option, use any, some or all of the following remedies, concurrently or consecutively.

                  (a) Agent may declare all principal, interest and other amounts outstanding on the Loan immediately due and payable. Borrower expressly waives a presentment, notice, demand and protest of any kind.

                  (b) Agent may exercise any and all of its rights and remedies provided at law and under the Note, Mortgage and any other Loan Documents.

                  Section 5.3 REMEDIES CUMULATIVE AND CONCURRENT.

                  No right, power or remedy of Agent as provided in this Agreement or in any of the Loan Documents is intended to be exclusive of any other right, power, or remedy of Agent, but each and every such right, power or remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to Agent now or hereafter existing at law or in equity and may be pursued separately, successively or concurrently at the sole discretion of Agent. The failure of Agent to exercise any such right, power or remedy shall in no event be construed as a waiver or release thereof.

                  Section 5.4 WAIVER, DELAY OR OMISSION.

                  No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of Agent to exercise any right, power or remedy shall be construed to waive any such Event of Default or to constitute acquiescence therein.

                  Section 5.5 INDEMNITY.

                  Borrower hereby agrees that it will defend, indemnify and hold harmless each Lender, and each of its affiliates, officers, directors, partners, participants, employees and agents (each, an "INDEMNIFIED PARTY") from and against, and shall reimburse the affected Indemnified Party for, any and all actual, out-of-pocket losses, claims, damages, costs, expenses (including reasonable attorney fees' and expenses), liabilities, fines, penalties and charges arising out of claims made by Persons other than the Indemnified Parties (collectively, the "LOSSES"), which are or may be imposed, or sustained by such Indemnified Party by reason of: (a) ownership of the Mortgage, the Premises, the Leasehold or any interest therein or receipt of any Rents therefrom; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises, the Leasehold Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Premises, the Leasehold Premises or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of the Loan Documents; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises, the Leasehold Premises or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Premises, the Leasehold Premises or any other property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Hazardous Substance or Asbestos on, from, or affecting the Premises or the Leasehold Premises; (h) any lawsuit brought or threatened, settlement reached, or government order relating to any Hazardous Substance or Asbestos on, from, or affecting the Premises or the Leasehold Premises; (i) any violation of the Environmental Laws, which are based upon or in any way related to any Hazardous Substance or Asbestos on, from, or affecting the Premises or the Leasehold Premises including, without limitation, the costs and expenses of any remedial action in accordance with Laws, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Premises or the Leasehold Premises to comply with any Laws in all material respects; (k) any representation or warranty made in this Loan Agreement, the Note, the Mortgage or the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Premises, the Leasehold Premises or any part thereof under any legal requirement or any liability asserted against Lenders with respect thereto; and (m) the claims of any lessee of all or any portion of the Premises, the Leasehold Premises or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease, except to the extent that (i) such Losses resulted from the gross negligence or willful misconduct of such Indemnified Party or (ii) in the case of the foregoing clauses (f) through (i), Mortgagor establishes that such Losses resulted from Hazardous Materials being placed on, above or under the Premises or the Leasehold Premises only subsequent to any foreclosure by Agent (or any assignee of Agent) or acceptance by Agent (or any designee of Agent) of a deed in lieu of foreclosure with respect to the Premises or the Leasehold. In case any such claim, action or proceeding (a "CLAIM") is brought against an Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, Agent shall give prompt written notice thereof to Borrower, which notice shall include all documents and information in the possession of or under the control of Agent and such Indemnified Party relating to such Claim and shall specifically state that indemnification for such Claim is being sought under this SECTION 5.5; PROVIDED, HOWEVER, that the failure of Agent to so notify Borrower shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this SECTION 5.5 except to the extent Borrower is materially prejudiced by such failure. Upon receipt of such notice of Claim (together with such documents and information from Agent and such Indemnified Party), Borrower shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to Agent (it being understood that counsel selected by Borrower's insurance carrier shall be deemed to be acceptable to Agent and the Indemnified Party, PROVIDED such insurer is an insurer under an insurance policy provided by Borrower pursuant to the Loan Documents or otherwise was accepted by Agent as an insurer (a "QUALIFIED INSURER")), which counsel may, without limiting the rights of Agent and such Indemnified Party pursuant to the next succeeding sentence of this SECTION 5.5, also represent Borrower in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct its own defense through counsel of its own choosing and at the reasonable expense of Borrower, if (A) such Indemnified Party reasonably determines that the conduct of its defense by Borrower could be materially prejudicial to its interests, (B) Borrower refuses to defend, or (C) Borrower shall have failed, in such Indemnified Party's reasonable judgment, to defend the Claim in good faith (unless, in the case of each of clauses (A), (B) and (C), such Claim is being defended by a Qualified Insurer). Borrower may settle any Claim against such Indemnified Party without such Indemnified Party's consent, PROVIDED (i) such settlement is without any liability, cost or expense whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party under any federal, state or local statute or regulation, whether criminal or civil in nature and (iii) Borrower obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. Agent and such Indemnified Party shall reasonably cooperate with Borrower, at Borrower's sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If Borrower refuses to defend any Claim or fails to defend such Claim in good faith (other than a Claim that is being defended by a Qualified Insurer) and such Indemnified Party elects to defend such Claim by counsel of its own choosing, Borrower shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. If such Indemnified Party reasonably determines that the conduct of its defense by Borrower or a Qualified Insurer (whichever is defending such claim) would be materially prejudicial to its interests and elects to defend such Claim by counsel of its own choosing, Borrower shall be responsible for any reasonable settlement of such Claim entered into by such Indemnified Party. Except as provided in the preceding two
(2) sentences, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this SECTION 5.5. Nothing contained herein shall be construed as requiring Agent or any Indemnified Party to expend funds or incur costs to defend any Claim in connection with the matters for which Agent or any Indemnified Party is entitled to indemnification pursuant to this SECTION 5.5. The obligations of Borrower hereunder shall specifically include the obligation to expend its own funds, to incur costs in its own name and to perform all actions as may be necessary to protect Agent or any Indemnified Party from the necessity of expending its own funds, incurring cost or performing any actions in connection with the matters for which each Lender is entitled to indemnification hereunder. Any obligation of the Borrower under clauses (f),
(g), (h) and (i) of this SECTION 5.5 shall terminate upon the earlier of (1) the tenth (10th) anniversary of the conveyance or assignment of the Premises and the Leasehold pursuant to a judicial sale in any foreclosure action or by assignment in lieu of foreclosure and (2) repayment in full of the outstanding principal balance and any other indebtedness payable to Agent or Lenders under the Loan Documents.


                                    ARTICLE 6
                          LIMITED RECOURSE OBLIGATIONS

                  Section 6.1 LIMITED RECOURSE.

                  Subject to the qualifications below in this SECTION 6.1, the obligations and liabilities of Borrower under the Note, this Agreement, the Mortgage and the other Loan Documents shall be non-recourse. Accordingly, subject to the qualifications below in this SECTION 6.1, Lenders shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, the Mortgage, this Loan Agreement or the other Loan Documents by an action or proceeding wherein a money judgment shall be sought against Borrower or any direct or indirect partner, member, shareholder, principal, director, employee, officer or Affiliate of Borrower, except that Agent may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lenders to enforce and realize upon the Note, the Mortgage, this Loan Agreement, the other Loan Documents, and the interests in the Premises and any other collateral given to Lenders pursuant to the Mortgage, and the other Loan Documents; PROVIDED, HOWEVER, that, except as specifically provided in this SECTION 6.1, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Premises and in any other Collateral given to Lenders. Agent, by accepting the Note, the Mortgage, this Loan Agreement and the other Loan Documents, and Lenders, by becoming Lenders hereunder, agree that they shall not sue for, seek or demand any deficiency judgment against Borrower or any direct or indirect partner, member, shareholder, principal, director, employee, officer or affiliate of Borrower, in any such action or proceeding, under or by reason of or under or in connection with the Mortgage, this Loan Agreement, the other Loan Documents or the Note. The provisions of this SECTION 6.1 shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Mortgage, this Loan Agreement, the other Loan Documents or the Note; (ii) impair the right of Agent to name Borrower as a party in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any guaranty made in connection with the Mortgage, this Loan Agreement, the Note or the other Loan Documents; or (iv) impair the right of Agent to obtain the appointment of a receiver. Nothing herein shall be deemed to be a waiver of any right which Agent may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Loan secured by the Mortgage or to require that all collateral shall continue to secure all of the debt owing to Lenders in accordance with the Note, the Mortgage, this Loan Agreement and the other Loan Documents.

Notwithstanding the foregoing provisions of this SECTION 6.1 or any other provision in the Loan Documents, Borrower and Prime, but not any other direct or indirect partner, member, shareholder, principal, director, employee, officer or affiliate of Borrower or Prime, shall be fully liable for:

                  (a) all actual, out-of-pocket losses suffered and liabilities and expenses incurred by Lenders relating to fraud or intentional misrepresentation by Borrower in connection with the loan evidenced by the Loan Documents;

                  (b) the physical waste of the Premises or the Leasehold Premises by Borrower, or any failure to maintain, repair or restore any part of the Premises or the Leasehold Premises as may be required by the Mortgage, this Loan Agreement or any of the other Loan Documents so as to constitute physical waste;

                  (c) the breach of provisions in the Mortgage concerning Environmental Laws, Hazardous Substances and Asbestos and any indemnification of Lenders therein;

                  (d) the removal or disposal of any portion of the Premises or the Leasehold Premises in violation of the terms of the Loan Documents after the occurrence and during the continuance of an Event of Default under the Note, the Mortgage, this Loan Agreement or any other Loan Documents;

                  (e) the misapplication or conversion of Borrower of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Premises or the Leasehold Premises, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Premises or the Leasehold Premises, or (iii) rents, issues, profits, proceeds, accounts, or other amounts received by Borrower after the occurrence and during the continuance of an Event of Default under the Note, the Mortgage, this Loan Agreement or the other Loan Documents, except when applied with the written consent of Agent or to pay Operating Expenses incurred or paid to Agent or Lenders as Debt Service or otherwise;

                  (f) the costs (including reasonable attorneys' fees and disbursements) incurred by Lenders in connection with the collection or enforcement of the Loan;

                  (g) failure to pay Taxes, assessments, charges for labor or materials or other charges that create liens on any portion of the Premises or the Leasehold for which Borrower is assessed unless contested in good faith, such contest being pursued with due diligence and continually;

                  (h) any actual, out-of-pocket loss, damage, expense or liability incurred by Lenders arising out of Borrower's failure to obtain Agent's prior written consent to any sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer of the Premises or the Leasehold any part thereof;

                  (i) any security deposits collected with respect to the Premises that are not delivered to Agent upon a foreclosure of the Premises or action in lieu thereof, except to the extent previously applied in accordance with the respective Leases (as defined in the Mortgage);

                  (j) all of the terms and provisions of the Environmental Indemnity Agreement and any indemnification of Lenders set forth therein;

                  (k) the voluntary filing of bankruptcy, reorganization or insolvency proceedings by Borrower, or if an Affiliate of Borrower causes Borrower to have to file bankruptcy, reorganization or insolvency proceedings;

                  (l) the indemnification of Agent and each Lender, and each of its affiliates, officers, directors, partners, participants, employees and agents from and against any and all actual, out-of-pocket losses, claims, damages, costs, expenses, liabilities, fines, penalties and charges which are or may be imposed upon the Improvements or which are or may be imposed upon or suffered or incurred by any such indemnified party by reason of the lack of a certificate of occupancy for the Improvements, including, without limitation, costs and expenses incurred to obtain a certificate of occupancy if and to the extent one is required pursuant to applicable Laws and is requested by applicable Governmental Authorities; and

                  (m) to the extent required by any Governmental Authorities or by the terms of any Lease, whether existing as of the date hereof or entered into subsequent to the date hereof, Borrower or Prime shall remove or otherwise remediate the Asbestos at the Premises, as so required (collectively, the "Remediation Work"), and Borrower and Prime shall be fully liable for such removal or other remediation, as applicable. Within ten (10) Business Days of Borrower and/or Prime becoming aware of such requirement to remove or otherwise remediate Asbestos at the Premises (or if Agent becomes aware of any such requirement then within ten (10) Business Days of receiving written notice from Agent regarding such removal and/or remediation, whichever is earlier), Borrower and Prime shall cause to be delivered to Agent a letter of credit for the benefit of Agent to be drawn on a bank reasonably acceptable to Agent (the "LETTER OF CREDIT") in an amount equal to the product of (i) twenty dollars ($20.00) and (ii) the number of square feet at the Premises affected by such requirement to remove and/or remediate (the "REMEDIATION AMOUNT"). After Borrower has completed and paid for the Remediation Work, or any portion thereof, and evidence satisfactory to Agent has been provided to Agent by Borrower of such completion and payment, the amount of the Letter of Credit shall be reduced by the amount paid by Borrower for such Remediation Work, or portion thereof, as applicable. The Letter of Credit shall expire upon completion of the Remediation Work (a) to the satisfaction of the Governmental Authority, or (b) to the extent required under the applicable Lease, as applicable. The Letter of Credit shall be additional Collateral for the Loan. Agent shall be entitled to draw on the Letter of Credit if either of the following should occur: (i) the occurrence of an Event of Default under the Loan Documents, or (ii) such Letter of Credit is due to expire in less than fifteen
(15) days and has not been renewed and the Remediation Work has not been completed as required by (a) or (b) above, as applicable. In the case of subsection (ii) immediately above, Agent shall hold any amounts drawn on the Letter of Credit as cash collateral as security for the purpose of paying for the Remediation Work, and, in the case of subsection (i) immediately above, Agent may hold any amounts drawn on the Letter of Credit as cash collateral as security for the purpose of paying for the Remediation Work or apply the amount against any amounts due under the Loan. Within ten (10) Business Days of January 1 and July 1 of each year throughout the Term of the Loan, Borrower and/or Prime shall deliver to Agent evidence satisfactory to Agent that Borrower and/or Prime (individually or in the aggregate) has a line of credit, borrowing capacity, cash or cash equivalents available to it which evidence Borrower's ability to procure a letter of credit in an amount of at least ten million ($10,000,000) dollars. In lieu of providing Agent with a Letter of Credit, Borrower may substitute cash therefor in an amount equal to the Remediation Amount.


                                    ARTICLE 7
                                    THE AGENT

                  Section 7.1 PERFORMANCE BY AGENT.

                  If an Event of Default shall have occurred and be continuing, Agent shall have the right, but not the duty, without limitation upon any of Agent's rights pursuant hereto, to perform in good faith the obligations of Borrower which are the subject of the Event of Default, in which event Agent shall endeavor to give notice to Borrower of Agent's performance, and Borrower agrees to pay to Agent, within five (5) days of demand therefor, all actual and reasonable costs and expenses incurred by Agent in connection therewith, including without limitation reasonable attorneys' fees, together with interest from the date of expenditure at the Default Rate, if an Event of Default shall have given rise to such expenditure; PROVIDED, HOWEVER that Borrower shall not be obligated to reimburse Agent for costs and expenses incurred by Agent pursuant to this SECTION 7.1 due to Agent's gross negligence or willful misconduct. Upon demand by Agent, each of the Lenders shall promptly advance to Agent in immediately available funds its ratable portion of the funds expended by Agent in curing such Event of Default together with interest thereon at the Default Rate from the date of Agent's payment through the date prior to the date on which such advance is received by Agent. Agent will disburse to each Lender such Lenders' ratable share of any fees or charges paid or advanced to Agent by Borrower (i) pursuant to SECTIONS 2.7, 2.8, and 8.12 hereof and/or (ii) pursuant to Section 11(c) of the Mortgage.

                  Section 7.2 ACTIONS.

                  If Agent shall have reasonable cause to believe that any action or proceeding related to the Premises or the Leasehold may, if adversely determined, have a material adverse effect upon the rights or interests of Agent and/or Lenders under this Agreement or any of the other Loan Documents, Agent, after any applicable notice to Borrower shall have the right to commence, appear in and defend such action or proceeding, and in connection therewith Agent may pay necessary expenses, employ counsel, and pay reasonable attorneys' fees. Borrower agrees to pay to Agent, within five (5) days after demand therefor by Agent, all actual and reasonable costs and expenses incurred by Agent in connection therewith, including without limitation reasonable attorneys' fees, together with interest from the date of expenditure at the Default Rate, if an Event of Default shall have given rise to such action or proceeding. Borrower's obligations to repay such expenses shall be secured by the Loan Documents.

                  Section 7.3 NONLIABILITY OF AGENT AND LENDERS.

                  Borrower acknowledges and agrees that:

                  (a) by accepting or approving anything required to be observed, performed, fulfilled or given to Agent or Lenders pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, neither Agent nor Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Agent;

                  (b) neither Agent nor Lenders undertake nor assume any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Premises or the Leasehold and Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Agent or Lenders in connection with such matters is for the protection of Agent and/or Lenders only and neither Borrower nor any third party is entitled to rely thereon; and

                  (c) except to the extent caused by a Lender's gross negligence or willful misconduct, neither Agent nor any Lender shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, any of the Premises or the Leasehold Premises, including without limitation any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Borrower, the parties comprising Borrower or any of Borrower's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Premises or the Leasehold Premises or any fire, flood or other casualty or hazard thereon; (iv) the failure of Borrower, any of Borrower's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Premises and the Leasehold Premises in a safe condition; and (v) any nuisance made or suffered on any part of the Premises or the Leasehold Premises.

                  Section 7.4 AUTHORIZATION AND ACTION.

                  (a) Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, including but not limited to (i) all actions set forth in Section 59 of the Mortgage or any similar provision of any other Loan Document and (ii) except if an Event of Default has occurred or is continuing hereunder, any and all actions related to the Cash Collateral Account (Central Account), Cash Collateral Account (Ratio Reserve), if any, Cash Collateral Account , if any, and any other cash collateral accounts required to be made hereunder, including but not limited to, the release of monies or other collateral deposited or delivered to Agent pursuant thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Note), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of the Loan Documents.

                  (b) By their execution of this Agreement, all of the Lenders hereby delegate, authorize and direct Agent to act on their behalf in all respects in connection with the Loan Documents and the making of the Loan and agree with Borrower that Borrower shall only be required to deal with Agent and each of the Lenders shall be bound by any acts of Agent.

                  (c) Except as otherwise expressly provided in this Agreement, Agent (i) shall take all such actions hereunder and under the other Loan Documents which are not inconsistent with the terms hereof or thereof as the Majority Lenders shall instruct and (ii) shall not take any material actions hereunder or under the Loan Documents contrary to the instructions of the Majority Lenders. Any provision of this Agreement which grants to Agent the right to make a decision at its sole discretion or in its reasonable judgment or at its option or any other similar provision is intended, unless the context shall clearly require otherwise, to apply only to relations between Borrower and Agent and the respective rights and obligations of Borrower and Agent hereunder and shall not apply to the relations between Agent and the Lenders or the respective rights and obligations of Agent and the Lenders hereunder.

                  (d) Promptly after Agent acquires actual knowledge thereof, Agent will give written notice to each Lender of any lien on the Premises or the Leasehold or default under this Agreement or any of the other Loan Documents. Agent agrees to consult with Lenders in respect of any remedial action to be taken in respect of any such default and shall act in accordance with any decision of the Majority Lenders. Agent agrees that during a period of forty-five (45) days from Agent's notice to Lenders of any such default, Agent will not take any such material remedial action without the prior agreement of the Majority Lenders unless in Agent's good faith judgment it is necessary to take more prompt remedial action within such period, with or without the agreement of the Majority Lenders, in order to preserve any collateral for the payment of the Loan or substantive rights or remedies under any of the Loan Documents. Agent shall advise Lenders from time to time of such remedial action as Agent shall have taken. All losses and expenses incurred by Agent in connection with the Loan, the enforcement thereof or the realization of the security therefor shall be borne by the Lenders in accordance with their ratable interest in the Loan, and Lenders will, upon request, reimburse Agent for their ratable shares of any expenses incurred by Agent in connection with any such default, any advances made to pay taxes or insurance or otherwise to preserve the lien of the Mortgage or to preserve and protect the Premises or the Leasehold (PROVIDED, HOWEVER, that Agent shall not advance sums in excess of the principal amount of the Mortgage), any other expenses incurred in connection with the enforcement of the Mortgage and any expenses incurred by Agent in connection with the consummation of the Loan not paid or provided for by Borrower.

                  (e) Agent shall, in making any Major Decision, act upon the direction of the Majority Lenders; PROVIDED, HOWEVER, that without the consent of all of the Lenders, Agent shall not, except as expressly provided for in
SECTION 7.4(A), SECTION 7.4(C) or SECTION 7.4(D) hereof, make or consent to any modification of the Loan or the Loan Documents, release any security for the Loan, or release any Person from liability in connection with the Loan under any guaranty or otherwise. As used herein, "MAJOR DECISION" means any decision to exercise any material rights or remedies under the Loan Documents. The provisions of this subsection are solely for the benefit of the Lenders and Agent and shall not create any rights in Borrower.

                  (f) If Agent shall be prohibited by Law from continuing to act as agent with respect to the Loan, then, subject to Borrower's approval (which approval shall not be unreasonably withheld, conditioned or delayed), the Majority Lenders shall (and at any time may) designate another Lender to perform the obligations and exercise the rights of Agent hereunder. The successor Agent shall assume such obligations in writing and from and after Borrower's receipt of a copy of notice of such replacement and receipt of a copy of such assumption the successor Agent shall be the sole Agent hereunder and the term "Agent" shall thereafter refer to such successor.

                  Section 7.5       WITHHOLDING EXEMPTION CERTIFICATES.

                  Concurrently with the disbursement of proceeds of the Loan and concurrently with (and as a condition precedent to) the sale of any participation interest in the Loan or assignment of all or any portion of the Loan, Agent shall deliver to Borrower via facsimile two completed copies of United States Internal Revenue Service Form 1001 or Form 4224, as applicable, or the successor applicable form, with respect to each Lender (or, in the case of any sale of a participation interest or assignment of all or any portion of the Loan, the applicable purchaser or assignee) certifying that such Lender (or, if applicable, purchaser or assignee) is entitled to receive payments under the Loan without deduction or withholding of any United States federal income taxes. Each Lender shall further deliver to Borrower two (2) copies of such Form 1001 or Form 4224, as applicable, or the successor applicable form, at least thirty
(30) days before the date that any such form expires or becomes obsolete or immediately after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, in each case certifying that such Lender is entitled to receive payments under the Loan without deduction or withholding of any United States federal income taxes.

                  Section 7.6       AGENT'S RELIANCE, ETC.

                  Agent shall administer this Agreement and the other Loan Documents and service the Loan in accordance with the terms and conditions of this Agreement and with the same degree of care as Agent would use in servicing a loan of similar size and type held for its own account, PROVIDED, HOWEVER, that none of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of Borrower or to inspect either the Premises, the Leasehold or the books and records of Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  (a) Subject to SECTION 7.7(B) hereof, payments actually received by Agent for the account of the Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within one (1) Business Day, PROVIDED that, if any such payments are not distributed to the Lenders within one Business Day after Agent's receipt thereof, Agent shall pay to such Lenders interest thereon, at the lesser of (a) the overnight cost of funds at which federal funds are made available to Agent (such interest rate to change automatically effective as of the date of each change in the overnight cost of federal funds) and (b) if the applicable payment represents repayment of a portion of the principal of the Loan, the rate of interest applicable to such portion of the Loan, from the date of receipt of such funds by Agent until such funds are paid in immediately available funds to such Lenders provided such funds are received by Agent not later than [11:00 A.M. (New York time)] on the date of receipt. All payments of principal and interest in respect of the Loan, all payments of the fees described in this Agreement and all payments in respect of any other obligations of Borrower under the Loan Documents shall be allocated among such of Lenders as are entitled thereto, in proportion of their respective Percentages or otherwise as provided herein, in the other Loan Documents, or in the Syndication Agreement as the case may be. Borrower shall have no liability to any Lender on account of a failure by Agent to timely or correctly allocate among the Lenders any payments in respect of any obligations of Borrower. Agent shall wire transfer immediately available funds to each Lender in accordance with wiring instructions provided by Lender to Agent, such funds as it may be entitled to receive, PROVIDED that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including without limitation instructions from the Lenders, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                  (b) If a Lender (a "DEFAULTING LENDER") defaults in making any advance or paying any other sum payable by it hereunder, such sum together with interest thereon at the Default Rate from the date such amount was due until repaid (such sum and interest thereon as aforesaid referred to, collectively, as the "LENDER DEFAULT OBLIGATION" shall be payable by the Defaulting Lender (a) to any Lender(s) which elect, at their sole option (and with no obligation to do so), to fund the amount which the Defaulting Lender failed to fund or (b) to any Agent or any other Lender, which under the terms of this Agreement is entitled to reimbursement from the Defaulting Lender for the amounts advanced or expended. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has repaid the Lender Default Obligation in full, all amounts which would otherwise be distributed to the Defaulting Lender shall instead be applied first to repay the Lender Default Obligation (to be applied first to interest at the Default Rate and then to principal) until the Lender Default Obligation has been repaid in full (whether by such application or by cure by the Defaulting Lender), whereupon such Lender shall no longer be a Defaulting Lender. Any interest collected from Borrower on account of principal advanced by any Lender(s) on behalf of a Defaulting Lender shall be paid to the Lender(s) who made such advance and shall be credited against the Defaulting Lender's obligation to pay interest on the amount advanced at the Default Rate. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instructions of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Majority Lenders, or all Lenders. Agent shall be entitled to (A) withhold or set off, and to apply to the payment of the Lender Default Obligation any amounts to be paid to such Defaulting Lender in a court of competent jurisdiction to recover the Lender Default Obligation and, to the extent such recovery would not fully compensate the Lenders for the Defaulting Lender's breach of this Agreement, to collect damages. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including attorneys' fees and expense), plus interest thereon at the Default Rate, for funds advanced by Agent or any other Lender on account of the Defaulting Lender or any other damages such entities may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

                  Section 7.8 RATABLE SHARING.

                  Subject to SECTION 7.7, Lenders agree among themselves that
(a) with respect to all amounts received by them which applicable to the payment of the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Percentages, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Loan Documents or any collateral and (b) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Loan held by it which is greater than its Percentage of the payments on the account of the Loan, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with their Percentages; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, subject to the terms of the Loan Documents, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                                    ARTICLE 8
                                  MISCELLANEOUS

                  Section 8.1 FEES AND EXPENSES

                  Borrower agrees to pay all actual, out-of-pocket expenses of Agent (including the reasonable fees and expenses of its counsel) in connection with the Loan, the preparation of this Agreement and any amendments or supplements, the enforcement of any provision of this Agreement or any amendment or supplement and the collection of Note and/or the foreclosure of any Lien, and/or Mortgage, and/or the enforcement of this Agreement through all trial and appellate levels, whether such fees or expenses arise before proceedings are commenced or after entry of a final judgment; PROVIDED, HOWEVER, that Borrower shall not be required to pay more than $10,000 (in total) for Agent's travel and out-of-pocket expenses incurred in the preparation of the Loan Documents and the closing of the contemplated transaction. Borrower hereby authorizes Agent to utilize the proceeds of the Loan to satisfy any and all of the costs and expenses referred to herein and no further direction or authorization from Borrower shall be necessary to warrant disbursements in payment of the foregoing, and all such disbursements shall earn interest as provided in the Note and shall be secured by the Mortgage.

                  Section 8.2 CUMULATIVE RIGHTS AND NO WAIVER.

                  Each and every right granted to Agent hereunder or under any other Loan Documents delivered hereunder or in connection herewith, or allowed by law or equity, including but not limited to these rights exercisable in connection with an Event of Default, shall be cumulative and may be exercised from time to time. No failure on the part of Agent to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Agent of any right preclude any other or future exercise thereof or the exercise of any other right.

                  Section 8.3 NOTICES.

                  Unless expressly contained herein, all notices given hereunder shall be given in accordance with the terms of the Mortgage.

                  Section 8.4 SEVERABILITY.

                  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  Section 8.5 BINDING EFFECT.

                  This Agreement shall be binding upon and shall inure to the benefit of the respective permitted successors and assigns of Borrower, Agent and Lenders; PROVIDED, HOWEVER, that Borrower may not assign any of its rights hereunder, except as permitted in this Agreement or in the Loan Documents.

                  Section 8.6 EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

                  Section 8.7 TIME OF THE ESSENCE.

                  Time is of the essence in matters pertaining to this Agreement.

                  Section 8.8 IMMUNITY.

                  Agent's commitment to make this Loan hereunder shall not at any time be subject or liable to attachment or levy at the suit of any creditor of Borrower or any agent, contractor, subcontractor or supplier of Borrower. All third parties' rights shall be and are subordinate and inferior to Lenders' interest and lien under the terms of the Mortgage and this Agreement. Agent and Lenders shall not be liable to third parties for services, labor, materials, Fixtures, equipment and other personal property employed upon, furnished or delivered to the Premises or the Leasehold Premises, and further as to such third parties, Agent shall be under no obligation to adhere to the requirements herein imposed as conditions for the advance of Loan funds which requirements are expressly intended to be for the sole and exclusive benefit of Agent.

                  Section 8.9 GOVERNMENTAL REGULATION OF LENDER.

                  Lenders are subject to various Governmental Authorities and the laws, rules and regulations enacted, adopted and promulgated by them. To the extent that Lenders' power and authority to perform the obligations on the part of Lenders to be performed under this Agreement, now or hereafter, may be limited or regulated hereby, Lenders are hereby excused from such performance.

                  Section 8.10 MODIFICATION, WAIVER, CONSENT.

                  Any modification or waiver or any provision of this Agreement or any consent to any departure by Borrower therefrom shall not be effective unless the same is in writing and signed by an authorized officer of Agent and Borrower, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower not specifically required of Agent hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar, or other circumstances unless specifically required hereunder.

                  Section 8.11 ENTIRE AGREEMENT.

                  The Loan Documents contain the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, warranties and representations, whether written or oral, express or implied, between the parties hereto other than as set forth in the Loan Documents.

                  Moreover, in the event of a conflict between the terms of another Loan Document and this Agreement, the terms of the document which shall either enlarge the interest of Lenders in the Premises and the Leasehold, grant to Lenders greater financial security in the Premises and the Leasehold and/or assure repayment by Borrower of all sums due hereunder in full shall control.

                  Section 8.12 ASSIGNMENT.

                  (a) Borrower may not assign this Agreement or any of its rights or obligations hereunder without the prior approval of Agent except as provided in this Agreement or in the other Loan Documents.

                  (b) Borrower and each Lender acknowledges and agrees that Agent may, and shall have the right without Borrower's or any Lender's consent to, sell participation interests in, or to assign, its interest in the Loan, or any portion thereof, subject to SECTION 7.5 hereof, to any Institution and upon any assignment by Agent, Agent shall be relieved of any liability hereunder and under any Loan Document arising or accruing from and after the date of such assignment to the extent of the amount so assigned; PROVIDED, however, Agent shall give ten (10) days prior notice of such assignment to Borrower (together with a completed copy of Form 1001 or Form 4224, as applicable, with respect to the proposed assignee). Borrower and Agent acknowledge that any Lender (other than Agent) may, and shall have the right, subject to providing Agent and Borrower with ten (10) days' prior written notice (together with a completed copy of Form 1001 or Form 4224, as applicable, with respect to the proposed assignee) to assign its entire interest or any portion thereof to any Institution, and upon any assignment by such Lender, such Lender shall be relieved of any liability hereunder or under any other Loan Document arising or accruing from and after the date of such assignment; PROVIDED, FURTHER, that no such sale or assignment shall result in a material increase in Borrower's obligations, costs or liabilities hereunder or a material reduction in Borrower's rights and remedies. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Agent's Register, Agent's form of assignment and acceptance agreement, together with a processing and recordation fee of $2,500, which fee shall cover Agent's cost in connection with the assignments under this Agreement. If an Event of Default has occurred and is continuing, Borrower's consent to any assignment or participation to any party whatsoever shall not be required and all parties hereto agree to promptly execute and file an amendment to this Agreement reflecting any such assignment. Borrower agrees to execute within ten (10) days after request therefor is made by Agent, any documents and/or estoppel certificates reasonably requested by Agent in connection with such participation or assignment, without charge; provided that such documents and/or estoppel certificates do not expand the liability or obligations of Borrower or reduce assignee's or participant's obligations or reduce Borrower's rights and remedies. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party thereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement, and such Lender assignor shall cease to be a party hereto. The Agent shall maintain a register (the "AGENT'S REGISTER") showing the identity of the Lenders from time to time.

                  Section 8.13 APPLICABLE LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 8.14 USURY.

                  Nothing herein, nor any transaction related hereto or thereto, shall be construed or so operate as to require Borrower to pay interest at a greater rate than is lawful under applicable law. Should any interest or other charges paid by Borrower in connection with all advances made to Borrower under this Agreement result in the computation or earning of interest in excess of the maximum lawful rate of interest which is legally permitted under applicable law, then any and all such excess shall be, and the same is hereby, waived by Agent, and any and all such excess shall be, at Agent's option, be returned to Borrower or credited against and in reduction of the balance due under the indebtedness, and the portion of such excess which exceed the balance due under this Agreement and the Note evidencing the indebtedness, shall be returned by Agent to Borrower.

                  Section 8.15 CONSENT TO JURISDICTION.

                  Borrower, Agent and Lenders each hereby irrevocably submit to the exclusive jurisdiction and venue of any state or federal court sitting in Chicago, Illinois for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement or the Note or the Mortgage and/or the Loan Document.

                  Section 8.16 MONIES.

                  All references to monies in this Agreement shall be deemed to mean lawful monies of the United States of America.

                  Section 8.17 JURY TRIAL.

                  AGENT, LENDERS AND BORROWER HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS EXTENDING CREDIT TO BORROWER. FURTHER, BORROWER, HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF AGENT, NOR AGENT'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

                            [SIGNATURES ON NEXT PAGE]

                  IN WITNESS WHEREOF, this Agreement was executed and delivered the day and year first above written.



                                    BORROWER:

                                    330 N. WABASH AVENUE, L.L.C

                                    By:  77 West Wacker Limited Partnership,
                                         its sole member

                                         By:  Prime Group Realty, L.P.,
                                              its general partner

                                              By:   Prime Group  Realty  Trust,
                                                    its managing general partner


                                              By: /s/  Jeffrey A. Patterson
                                                 ------------------------------
                                                 Name: Jeffrey A. Patterson
                                                 Title: Executive Vice President


                                    For purposes Section 6.1 hereof only:

                                    PRIME GROUP REALTY, L.P.

                                    By:  Prime Group Realty Trust, its
                                         Managing General Partner


                                    By: /s/  Jeffrey A. Patterson
                                        ---------------------------------
                                         Name: Jeffrey A. Patterson
                                         Title:   Executive Vice President


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    AGENT AND LENDER:

                                    WESTDEUTSCHE IMMOBILIENBANK


MAXIMUM US $60,000,000              By: /s/  Claus J. Cohausz
                                       --------------------------
                                        Name: Claus J. Cohausz
                                        Title: Senior Vice President


                                    By: /s/  Armin Gemmerich
                                       --------------------------
                                        Name: Armin Gemmerich
                                        Title: Vice President

                                    LENDER:

                                    MERRILL LYNCH MORTGAGE CAPITAL, INC.

US$100,000,000                      By: /s/ Steven Glassman
                                       --------------------------
                                        Name: Steven Glassman
                                        Title: Vice President

                                    EXHIBIT A

                               DESCRIPTION OF LAND


                             [INTENTIONALLY DELETED]

                                    EXHIBIT B

                                     LEASES



                             [INTENTIONALLY DELETED]

                                    EXHIBIT C

                          PRINCIPAL REPAYMENT SCHEDULE

                                            December 13, 2000       $1,600,000
                                            December 13, 2001       $3,200,000
                                            December 13, 2002       $3,200,000

In respect of the First Extension
Period, if applicable                       December 13, 2003       $4,800,000
In respect of the Second
Extension Period, if applicable             December 13, 2004       $4,800,000

                                    EXHIBIT D



                             [INTENTIONALLY DELETED]